Exhibit 10.4

AGREEMENT

between

UNITEDGLOBALCOM, INC.

and

LIBERTY MEDIA INTERNATIONAL HOLDINGS, LLC

Entered into as of April 13, 2005

i

Section 5.9	Deliveries at Signing

ARTICLE VI CONDITIONS TO EXCHANGE CLOSING
Section 6.1	Conditions Precedent to the Obligations of Each Party to Close
Section 6.2	Conditions Precedent to the Obligations of LMINT to Close
Section 6.3	Conditions Precedent to the Obligations of UGC to Close
Section 6.4	Frustration of Closing Conditions

ARTICLE VII INDEMNIFICATION
Section 7.1	Survival of Representations, Warranties, and Covenants
Section 7.2	Indemnification by LMINT
Section 7.3	Indemnification by UGC
Section 7.4	Defense of Action
Section 7.5	Insurance Proceeds
Section 7.6	Exclusive Monetary Remedy; No Consequential Damages
Section 7.7	Tax Indemnification

ARTICLE VIII TERMINATION
Section 8.1	Termination
Section 8.2	Effect of Termination

ARTICLE IX MISCELLANEOUS
Section 9.1	Entire Agreement
Section 9.2	Governing Law
Section 9.3	Consent to Jurisdiction
Section 9.4	Waiver of Jury Trial
Section 9.5	Headings
Section 9.6	Notices
Section 9.7	Severability
Section 9.8	Amendment; Waiver
Section 9.9	Assignment and Binding Effect
Section 9.10	No Benefit to Others
Section 9.11	Counterparts
Section 9.12	Interpretation
Section 9.13	Rules of Construction

ii

This Agreement is entered into as of April 13, 2005 by and between:

UNITEDGLOBALCOM, INC., a Delaware corporation (“UGC”), and

LIBERTY MEDIA INTERNATIONAL HOLDINGS, LLC, a Delaware limited liability company (“LMINT”).

UGC and LMINT are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”  Capitalized terms used and not otherwise defined in this Agreement have the respective meanings ascribed thereto in Article I.

RECITALS

A.            LMINT is the owner, beneficially and of record, of 1,000 shares of common stock (the “Liberty Chile Stock”) of Liberty Chile, Inc., a Colorado corporation (“Liberty Chile”), which shares represent all of the outstanding capital stock of Liberty Chile.  Liberty Chile is the owner, beneficially and of record, of approximately (1) 99.75% of the derechos sociales of Liberty Comunicaciones de Chile Uno Ltda., a Chilean sociedad de responsabilidad limitada (“Uno”), and (2) 1,000 shares of common stock of Liberty Holdings Chile, Inc., a Delaware corporation (“Liberty Holdings Chile”), which shares represent all of the outstanding capital stock of Liberty Holdings Chile.  Liberty Holdings Chile is the owner, beneficially and of record, of approximately 0.25% of the derechos sociales of Uno, which, together with the derechos sociales held by Liberty Chile, represent all of the outstanding derechos sociales of Uno.

B.            Uno owns shares representing 50% of the outstanding capital stock of Metrópolis Intercom S.A., a Chilean sociedad anónima (“Metrópolis”), one share of the outstanding capital stock of Proser S.A., a Chilean sociedad anonima (“Proser”), and the Metrópolis/Uno Shareholder Debt.

C.            Cristalerías de Chile S.A., a Chilean sociedad anónima (“Cristalerías”), owns shares representing 50% of the outstanding capital stock of Metrópolis, one share of the outstanding capital stock of Proser and the Metrópolis/CCC Shareholder Debt.  Metrópolis owns the capital stock of Proser that is not owned by Uno or CCC.

D.            Cristalerías, Uno and VTR GlobalCom S.A., a Chilean sociedad anónima (“VTR”), have entered into a Purchase and Contribution Agreement dated as of the date hereof (the “Purchase and Contribution Agreement”), pursuant to which, among other things, VTR will acquire all of the shares of capital stock of Metrópolis and Proser owned by Uno in exchange for a deferred purchase price obligation of VTR (the “Equity DPP Obligation”), will acquire all of the shares of capital stock of Metrópolis and Proser owned by CCC in exchange for shares of VTR capital stock and will acquire the Metrópolis/CCC Shareholder Debt in exchange for a deferred purchase price obligation of VTR.

E.             In connection with the execution of, and closing of the transactions contemplated by, the Purchase and Contribution Agreement, LMINT and UGC desire to enter into this Agreement.

AGREEMENT

In consideration of the mutual promises, covenants, and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

For purposes of this Agreement, the following terms have the following meanings:

Action:  As defined in Section 7.4(a).

Affiliate:  Affiliate of a Person means, at any time of determination, any Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the Person in question.  Notwithstanding anything in this definition to the contrary, for purposes of this Agreement UGC, its Subsidiaries and Controlled Affiliates will not be considered Affiliates of LMINT or any of its Affiliates.

Agreement:  This Agreement (including the Schedules attached hereto).

Antitrust Resolution:  The resolution issued by the Tribunal de Defensa de la Libre Competencia of Chile on October 25, 2004, which became final and nonappealable on March 10, 2005 as a result of a ruling by the Chilean Supreme Court.

Business Day:  Any day other than Saturday, Sunday, and a day on which banks in Denver, Colorado, U.S.A. are required or permitted to close.

Cristalerías:  As defined in the recitals.

Cristalerías Put Agreement:  The Put Agreement dated as of the date hereof between UGC and Cristalerías.

Chile:  The Republic of Chile.

Code:  The U.S. Internal Revenue Code of 1986.

Commission:  As defined in Section 2.5(a)(i).

Contract:  Any note, bond, indenture, debenture, security agreement, trust agreement, mortgage, lease, contract, license, franchise, permit, guaranty, joint venture agreement, or other agreement, instrument, commitment or obligation, whether oral or written.

Control:  The ability to direct or cause the direction (whether through the ownership of voting securities, by contract, or otherwise) of the management and policies of a Person or to control (whether affirmatively or negatively and whether through the ownership of voting securities, by contract, or otherwise) the decision of such Person to engage in the particular conduct at issue.  A Person will be rebuttably presumed to control an Entity if such Person owns, directly or indirectly through one or more intermediaries, (a) sufficient shares of stock or other equity interests of such Entity to allow such Person, under ordinary circumstances, to elect or direct the election of a majority of the members of the board of directors or other governing body of such Entity or (b) shares of stock or other equity interests of such Entity representing, in the aggregate, more than 50% of the aggregate outstanding economic interests in such Entity.

Dollars:  Dollars, the lawful currency of the U.S.

DPPOs:  Collectively the Equity DPP Obligation and the Uno Debt DPPO.

Effectiveness Period:  As defined in Section 2.5(a)(i).

Entity:  Any sociedad anónima, sociedad de responsabilidad limitada, corporation, general or limited partnership, limited liability company, joint venture, trust, association, unincorporated entity of any kind, or Governmental Authority.

Equity DPP Obligation:  As defined in the recitals.

Exchange:  As defined in Section 2.1.

Exchange Act:  The Securities Exchange Act of 1934.

Exchange Closing:  As defined in Section 2.3.

Exchange Closing Date:  The date on which the Exchange Closing occurs.

Excluded Uno Covenants:  As defined in Section 7.2(c).

Filing:  Any written registration, declaration, application, or filing.

GAAP:  Generally accepted accounting principles as used in the U.S., as in effect on the date hereof.

Governing Documents:  The estatutos sociales, escritura de constitución social, articles or certificate of incorporation or association, general or limited partnership agreement, limited liability company or operating agreement, bylaws, or other governing documents of any Entity, in each case as amended.

Governmental Authority:  Any U.S. federal, state, or local, or any foreign, court, governmental department, commission, authority, board, bureau, agency, official, or other instrumentality.

Indemnified Party:  As defined in Section 7.4(a).

Indemnifying Party:  As defined in Section 7.4(a).

Judgment:  Any judgment, writ, order, decree, injunction, award, restraining order, or ruling of or by any court, judge, justice, arbitrator, or magistrate, including any bankruptcy court or judge, and any writ, order, decree, or ruling of or by any Governmental Authority.

Law:  Any U.S. federal, state, or local, or any foreign, statute, code, ordinance, rule, regulation, Judgment, regulatory agreement with a Governmental Authority, or general principle of common or civil law or equity.

Legal Proceeding:  Any private or governmental action, suit, complaint, arbitration, legal, or administrative proceeding or investigation.

Liberty Chile Investment:  As defined in Section 4.4(a).

Liberty Chile Investment Agreements:  As defined in Section 4.4(a).

Liberty Chile Material Adverse Effect:  A Material Adverse Effect with respect to Liberty Chile, other than any event or circumstance that involves or affects VTR or any of its Subsidiaries.

Lien:  Any (a) security agreement, conditional sale agreement or other title retention agreement; (b) lease, consignment, or bailment given for security purposes; and (c) lien, charge, restrictive agreement, prohibition against transfer, mortgage, pledge, option, encumbrance, adverse interest, security interest, claim, attachment, exception to or defect in title, or other ownership interest (including reservations, rights of entry, possibilities of reverter, encroachments, easements, rights of way, restrictive covenants, leases, and Licenses granted to other Persons) of any kind, but excluding any of the foregoing created or imposed by or pursuant to the Antitrust Resolution, the Transaction Documents or the VTR/MI Transaction Documents.

LMINT:  As defined in the preamble.

LMINT Designee:  As defined in Section 2.1.

LMINT Disclosure Schedule:  The schedule so named, dated the date hereof, delivered by LMINT to UGC.

LMINT Group:  Individually and collectively, (a) Liberty Chile, (b) LMINT and (c) any Person as to which Liberty Chile is liable for Taxes incurred by such Person either as a transferee, or pursuant to U.S. Treasury Regulations Section 1.1502-6, or pursuant to any other provision of applicable Law.

LMINT Indemnified Parties or LMINT Indemnified Party:  As defined in Section 7.3.

Losses:  Losses, liabilities, damages, dues, deficiencies, assessments, Liens, fines, interest, penalties, costs, expenses, and obligations, including amounts reasonably paid in settlement, prosecuting, defending, or otherwise, and reasonable legal, accounting, experts, and other fees, costs, and expenses, in connection with claims, actions, suits, proceedings, hearings, investigations, charges, complaints, demands, injunctions, Judgments, orders, decrees, and rulings.

Material Adverse Effect:  With respect to any Person, (a) any event, change, or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such Person and its Subsidiaries, taken as a whole, except to the extent that such change, event, or effect is attributable to or results from (i) changes affecting the securities or capital markets or economic conditions generally in the country or countries in which such Person or group of Persons conduct their businesses, (ii) changes affecting the industries in which such Person or group of Persons operate generally (as opposed to changes affecting any such Person or group of Persons specifically or predominantly), (iii) the effect of the public announcement of this Agreement or the Purchase and Contribution Agreement or the pendency of the transactions contemplated hereby or thereby or by the other Transaction Documents, or (iv) changes in GAAP or in generally accepted accounting principles in Chile, as applicable, or (b) if such Person is a Party hereto or a party to any other Transaction Document, any event, change, or circumstance that has a material adverse effect on the ability of such Person to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the other Transaction Documents, as applicable.

Merger Agreement:  The Agreement and Plan of Merger dated as of January 17, 2005 by and among New Cheetah, Inc., Liberty Media International, Inc., UGC, Cheetah Acquisition Corp. and Tiger Global Acquisition Corp.

Metrópolis:  As defined in the recitals.

Metrópolis/Uno Shareholder Debt:  The indebtedness owed by Metrópolis to Uno represented by the following documents:  (a) the Money Receipt and Acknowledgement of Debt (Recibo de Dinero y Reconocimiento de Deuda) dated as of April 19, 2004, pursuant to which Metrópolis acknowledged its debt to Uno in the amount of $850,000,000 Chilean Pesos; (b) the Money Receipt and Acknowledgement of Debt (Recibo de Dinero y Reconocimiento de Deuda) dated as of June 14, 2004 pursuant to which Metrópolis acknowledged its debt to Uno in the amount of $2,700,000,000 Chilean Pesos; and (c) the Money Receipt and Acknowledgement of Debt (Recibo de Dinero y Reconocimiento de Deuda) dated as of December 16, 2004, pursuant to which Metrópolis acknowledged its debt to Uno in the amount of $2,400,000,000 Chilean Pesos.

Metrópolis/CCC Shareholder Debt:  The indebtedness owed by Metrópolis to CCC represented by the following documents: (a) the Money Receipt and Acknowledgement of Debt (Recibo de Dinero y Reconocimiento de Deuda), dated as of April 19, 2004, pursuant to which Metrópolis acknowledged its debt to CCC in the amount of $850,000,000 Chilean Pesos; (b) the Money Receipt and Acknowledgement of Debt (Recibo de Dinero y Reconocimiento de Deuda), dated as of June 14, 2004, pursuant to which Metrópolis acknowledged its debt to CCC in the amount of $2,700,000,000 Chilean Pesos; and (c) the Money Receipt and Acknowledgement of Debt (Recibo de Dinero y Reconocimiento de Deuda), dated as of December 16, 2004, pursuant to which Metrópolis acknowledged its debt to CCC in the amount of $2,400,000,000 Chilean Pesos.

Notice and Questionnaire:  As defined in Section 2.5(b).

Ordinary Course of Business:  The ordinary course of business of a Person, consistent with such Person’s past practices (including with respect to quantity and frequency).

Party or Parties:  As defined in the preamble.

Permitted Liens:  The following Liens:  (a) Liens for Taxes, assessments or other governmental charges or levies not yet due and payable; (b) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not yet due; (c) Liens incurred in the ordinary course of business in connection with workmen’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and Contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds; (d) purchase money security interests or Liens on property acquired or held by the applicable Person in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property; and (e) easements, restrictions and other minor defects of title that are not, in the aggregate, material or which do not, individually or in the aggregate, materially and adversely affect the value of the property affected thereby.

Person:  Any natural person or Entity.

Post-Closing Period:  Any period that begins after the Exchange Closing Date and, with respect to any period that begins before the Exchange Closing Date and ends after the Exchange Closing Date, the portion of that period beginning after the Exchange Closing Date.

Pre-Closing Period:  Any period that ends on or prior to the Exchange Closing Date and, with respect to any period that begins before the Exchange Closing Date and ends after the Exchange Closing Date, the portion of that period ending on the Exchange Closing Date.

Proser:  As defined in the recitals.

Prospectus:  As defined in Section 2.5(a)(i).

Purchase and Contribution Agreement:  As defined in the recitals.

Registration Rights Agreement:  The Registration Rights Agreement dated January 30, 2002 among UGC (formerly named New UnitedGlobalCom, Inc.), LMC, Liberty Global, Inc. and Liberty UCOMA, LLC.

Registration Statement:  As defined in Section 2.5(a)(i).

Related Party Transaction Committee:  A committee of the board of directors of UGC designated the Related Party Transaction Committee, the approval of which was obtained prior to UGC’s execution and delivery of this Agreement.

Required LMINT Consents:  As defined in Section 3.1(d).

Required UGC Consents:  As defined in Section 3.2(d).

Restriction:  With respect to any capital stock, partnership interest, membership right or membership interest in a limited liability company, or other equity interest or security:  any voting or other trust or agreement, option, warrant, preemptive right (other than any imposed by applicable Law), right of first offer, right of first refusal, escrow arrangement, proxy, buy-sell agreement, power of attorney, or other Contract (but excluding the VTR/MI Transaction Documents and the Transaction Documents), or any License that, conditionally or unconditionally, (a) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to sell or otherwise dispose of or issue, or otherwise gives or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may give any Person the right to acquire (i) any such capital stock, partnership interest, membership right or membership interest in a limited liability company, or other equity interest or security; (ii) any proceeds of, or any distributions paid or that are or may become payable with respect to, any such capital stock, partnership interest, membership right or membership interest in a limited liability company, or other equity interest or security; or (iii) any interest in such capital stock, partnership interest, membership right or membership interest in a limited liability company, or other equity interest or security or any such proceeds or distributions; (b) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such capital stock, partnership interest, membership right or membership interest in a limited liability company, or other equity interest or security or any such proceeds or distributions; or (c) creates or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to create a Lien or purported Lien affecting such capital stock, partnership interest, membership right or membership interest in a limited liability company, or other equity interest or security, proceeds or distributions; provided however that none of the Antitrust Resolution nor the VTR/MI Transaction Documents nor the Transaction Documents will be considered to constitute or impose a Restriction.

Securities Act:  The U.S. Securities Act of 1933.

Subsidiary:  With respect to any Person:

(a)           a corporation a majority in voting power of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person, or by such Person and one or more Subsidiaries of such Person;

(b)           a partnership or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination, (i) in the case of a partnership, a general partner of such partnership with the power exclusively to direct the policies and management of such partnership or (ii) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power exclusively to direct the policies and management of such limited liability company; or

(c)           any Entity (other than a corporation, partnership, or limited liability company) in which such Person, a Subsidiary of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (i) the power to elect or direct the election of a majority of the members of the governing body of such Person or (ii) in the absence of such a governing body, at least a majority ownership interest.

Notwithstanding anything in this definition to the contrary, for purposes of this Agreement UGC and its Subsidiaries will not be considered Subsidiaries of LMINT or any of its Subsidiaries.

Tax or Taxes:  All taxes, however denominated, including any monetary adjustments, interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any Tax Authority, which taxes include, without limiting the generality of the foregoing, all income or profits taxes, payroll and employee withholding taxes, unemployment insurance, social security taxes, income withholding taxes, sales and use taxes, value added taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business or municipal license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, severance taxes, production taxes, transfer taxes, workers’ compensation, governmental charges, and other obligations of the same or of a similar nature to any of the foregoing.

Tax Authority:  Any U.S. federal, state, or local, or any foreign, taxing authority.

Tax Indemnity Payment:  As defined in Section 7.7.

Tax Return Preparation Standard:  The preparation of a Tax Return and the reporting of any item thereon in accordance with specific practices used by the particular taxpayer for Tax Returns filed with respect to the most recent reporting period (which practices will include Tax elections, income recognition practices, expense recognition practices and asset write-off periods), but only to the extent such practices comply with applicable Tax Laws, and to the extent the reporting of any item is not in compliance with applicable Tax Laws, in accordance with practices that comply with applicable Tax Laws.

Tax Returns:  All returns, declarations, reports, forms, claims for refund, estimates, information returns, and statements and other documentation, including amendments, required to be maintained or filed with or supplied to any Tax Authority in connection with any Taxes.

Trading Day:  A day during which trading in securities generally occurs on the principal securities exchange or quotation system, as applicable, on which UGC Class A Stock is then trading or quoted, other than a day on which a material suspension of or limitation on trading is imposed that affects either such principal securities exchange or quotation system in its entirety or only UGC Class A Stock (by reason of movements in price exceeding limits permitted by such principal securities exchange or quotation system or otherwise) or on which such principal securities exchange or quotation system cannot clear the transfer of UGC Class A Stock.

Transaction Documents:  This Agreement and any and all other documents, instruments, certificates and agreements to be executed and delivered in connection with the transactions contemplated hereby.

Transfer Taxes:  As defined in Section 5.6.

UGC:  As defined in the preamble.

UGC Class A Stock:  The Class A common stock, par value US$0.01 per share, of UGC.

UGC Commission Filings:  As defined in Section 3.2(k).

UGC Indemnified Parties or UGC Indemnified Party:  As defined in Section 7.2.

UGC Material Adverse Effect:  A Material Adverse Effect with respect to UGC.

UGC Stock:  As defined in Section 2.2(a).

Uno:  As defined in the recitals.

Uno Debt DPPO:  The deferred purchase price obligation issued by VTR to Uno at the closing of the VTR/MI Transaction in exchange for an assignment to VTR of the credit underlying the Metrópolis/Uno Shareholder Debt as provided in the Purchase and Contribution Agreement.

U.S. or U.S.A.:  The United States of America.

US$ or $:  Dollars.

VTR:  As defined in the recitals.

VTR/MI Transaction:  The transactions contemplated by the VTR/MI Transaction Documents, including the termination and liquidation of Cordillera Comunicaciones Limitada and Cordillera Comunicaciones Holding Limitada and the other transactions necessary to satisfy the conditions to closing under the Purchase and Contribution Agreement.

VTR/MI Transaction Documents:  The Purchase and Contribution Agreement, the Shareholders Agreement, the Put Agreement, the Dispute Resolution Agreement, the Guaranty, the CCC Subscription and Transfer Agreement, the Uno Transfer Agreement (including the Equity DPP Obligation), the Uno Debt DPPO, the CCC Waiver and Release, the LMINT/LMC Waiver and Release and the CCC Debt DPPO, each as defined in the Purchase and Contribution Agreement, any and all other documents, instruments and agreements being or to be executed and delivered in connection with the transactions contemplated thereby (including in connection with the termination and dissolution of Cordillera Comunicaciones Limitada and Cordillera Comunicaciones Holding Limitada and the distribution and leasing of the real property interests owned by them, and the satisfaction of the parties’ other conditions thereunder) and in connection with the subordination and pledge of the DPPOs to the lenders under the VTR Credit Agreement, as defined in the Purchase and Contribution Agreement.

ARTICLE II
EXCHANGE OF LIBERTY CHILE STOCK FOR UGC STOCK

Section 2.1             Exchange.  If the Merger Agreement is terminated without the consummation of the mergers contemplated thereby, subject to the conditions set forth in this Agreement, including Article VI, LMINT will sell and assign the Liberty Chile Stock to UGC in exchange for UGC Class A Stock, and UGC will issue and deliver to LMINT, or one or more of its Affiliates designated by LMINT in accordance with Section 9.9 (collectively, the “LMINT Designee”), UGC Class A Stock (the “Exchange”) as provided in this Article II.

Section 2.2             UGC Stock and Liberty Chile Stock.

(a)           If the Exchange occurs, UGC must at the Exchange Closing issue to LMINT or the LMINT Designee 10,000,000 shares of UGC Class A Stock, adjusted as provided in this Section 2.2 (such shares, the “UGC Stock”).  All of the shares of UGC Stock delivered at the Exchange Closing shall when delivered be fully paid and nonassessable and free and clear of all Liens and Restrictions, except Restrictions on transfer imposed by applicable securities Laws and by the Registration Rights Agreement (if any), Restrictions imposed on all shares of UGC Class A Stock by the certificate of incorporation of UGC and Liens and Restrictions imposed by or with the consent of LMINT or any of its Affiliates.

(b)           If between the date of this Agreement and the Exchange Closing, the outstanding shares of UGC Class A Stock shall have been increased, decreased, changed into or exchanged (other than a conversion or exchange of UGC Class B common stock or Class C common stock into UGC Class A Stock on a one-for-one basis) for a different number of shares or different class of shares, in each case, by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares, or a stock dividend or dividend payable in any other securities shall be declared with a record date between the date of this Agreement and the Exchange Closing, or any similar event shall have occurred, then the UGC Stock deliverable at the Exchange Closing shall be appropriately adjusted to provide LMINT the same economic benefit as contemplated by this Agreement prior to such event.

(c)           In case of any merger or combination of UGC with another Entity or other similar transaction (other than the transactions contemplated by the Merger Agreement) prior to the Exchange Closing in which the outstanding shares of UGC Class A Stock are converted into or exchanged for publicly traded common stock of another Entity, then references in this Agreement to UGC Class A Stock shall be deemed to refer to a number of shares of the publicly traded common stock of such other Entity into which the UGC Class A Stock is converted or for which it is exchanged equal to the number of shares of such stock that would be received in exchange for the UGC Stock in such merger or combination.

(d)           If the Exchange occurs, LMINT must at the Exchange Closing deliver to UGC or one of its Subsidiaries designated by UGC in accordance with Section 9.9 the Liberty Chile Stock, free and clear of all Liens and Restrictions except Restrictions on transfer imposed by applicable securities Laws, Restrictions imposed on all shares of Liberty Chile Stock by the articles of incorporation of Liberty Chile and Liens and Restrictions imposed by or with the consent of UGC and its Subsidiaries.  Prior to the Exchange Closing the Uno Debt DPPO will be distributed by Liberty Chile so that it is not owned by Liberty Chile at the time of the Exchange Closing.

Section 2.3             Exchange Closing.  The closing of the transactions contemplated by this Article II (the “Exchange Closing”) will take place at the offices of UGC, 4643 South Ulster Street, No. 1300, Denver, Colorado, or at such other location as the Parties may agree, on the twentieth Trading Day after the termination of the Merger Agreement without consummation of the mergers contemplated thereby or, if later, on the first Business Day following the satisfaction (or, if permissible, the waiver) of all conditions to the Exchange Closing.

Section 2.4             Exchange Closing Deliveries.  At the Exchange Closing:

(a)           LMINT must sell, transfer, assign, convey and deliver to UGC or its designee:

(i)            one or more certificates representing the Liberty Chile Stock, duly endorsed and in proper form for transfer to UGC or its designee, accompanied by duly executed instruments of transfer in blank;

(ii)           all of the following of Liberty Chile and each of its Subsidiaries formed under the laws of a state of the U.S.: (A) share ledgers, (B) minutes books containing the minutes of all meetings, and all actions by written consent, of shareholders, directors and committees of directors since the time of the applicable Entity’s incorporation, and (C) all other books and records;

(iii)          (A) letters of resignation, effective as of the Exchange Closing, of each director of Liberty Chile and each of its Subsidiaries that UGC requests (which request must be made in writing at least three Business Days before the Exchange Closing Date) and (B) evidence of the revocation, effective as of the Exchange Closing, of each power of attorney set forth on Section 4.15 of the LMINT Disclosure Schedule that UGC requests (which request must be made in writing at least three Business Days before the Exchange Closing Date); and

(iv)          such other documents and instruments as UGC may reasonably request at least five Business Days prior to the Exchange Closing Date.

(b)           UGC must deliver or cause to be delivered to LMINT or the LMINT Designee:

(i)            one or more certificates representing the UGC Stock; and

(ii)           such other documents and instruments as LMINT may reasonably request at least five Business Days prior to the Exchange Closing Date.

Section 2.5             Registration of UGC Stock.

(a)           UGC will:

(i)            prepare and file with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) relating to the resale by LMINT of the UGC Stock in accordance with the methods of distribution provided by LMINT and set forth in the Registration Statement and Rule 415 under the Securities Act (or any successor rule thereto) and use its commercially reasonable best efforts to cause the Registration Statement to be declared effective on or prior to the time of the Exchange Closing (but, in any event, not later than the date that is 45 days after the Exchange Closing) and keep the Registration Statement continuously effective in order to permit the prospectus included therein (the “Prospectus”) to be lawfully delivered by LMINT for a period of two years from the later of the date the Registration Statement is declared effective by the Commission and the date of the Exchange Closing, or such shorter period that will terminate when all the UGC Stock covered by the Registration Statement has been sold pursuant thereto (the “Effectiveness Period”);

(ii)           use its commercially reasonable best efforts to cause the Registration Statement and the Prospectus and any amendment or supplement thereto, as of the effective date of the Registration Statement, amendment, or supplement, (A) to comply with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(iii)          furnish to LMINT such copies of the Prospectus (and any amendment or supplement to the Prospectus), including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as LMINT may reasonably request to facilitate the disposition of all UGC Stock covered by the Registration Statement;

(iv)          list the UGC Stock being registered on the principal securities exchange or quotation system, as the case may be, on which the class of equity securities to which the UGC Stock belongs trades;

(v)           promptly notify LMINT of any stop order issued or threatened in writing to be issued by the Commission in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

(vi)          in accordance with the Securities Act and the rules and regulations of the Commission, prepare and file with the Commission such amendments to the Registration Statement and supplements to the Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and the Registration Statement and the Prospectus accurate and complete for the Effectiveness Period;

(vii)         use its commercially reasonable efforts to register or qualify the UGC Stock covered by the Registration Statement and to maintain such registration or qualification under such U.S. state securities or blue sky laws as LMINT reasonably requests and do any and all other reasonable acts and things necessary to enable LMINT to consummate the disposition of the UGC Stock in such jurisdiction, except that UGC will not for any purpose be required (A) to execute a general consent to service of process in any jurisdiction where it is not then subject to service of process, (B) to qualify to do business as a foreign corporation in any jurisdiction where it is not then so qualified, (C) to subject itself to taxation in any jurisdiction where it is not then so subject, or (D) to conform its capitalization or the composition of its assets to the securities or “blue sky” laws of any jurisdiction;

(viii)        notify LMINT (A) of the initial filing of the Registration Statement with the Commission and (B) promptly after it receives notice thereof, of the date and time when the Registration Statement and each post-effective amendment thereto has become effective;

(ix)           notify LMINT promptly of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information;

(x)            notify LMINT, at any time when the Prospectus is required to be delivered under the Securities Act, of any event which would cause the Prospectus to include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly prepare and file with the

Commission, and promptly notify LMINT of the filing of, such amendments or supplements to the Registration Statement or the Prospectus as may be necessary to correct any such misstatements or omissions;

(xi)           permit a single firm of counsel designated by LMINT (which initially will be Baker Botts LLP) a reasonable period of time prior to the filing of the Registration Statement with the Commission to review the Registration Statement, and reasonably consider and take into account all reasonable comments from such counsel with respect thereto;

(xii)          furnish promptly to LMINT copies of all written communications between UGC (including its counsel) and the Commission with respect to the Registration Statement not otherwise set forth above;

(xiii)         otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to LMINT, as soon as reasonably practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

(xiv)        if the Registration Statement ceases to be effective, promptly prepare and file a new registration statement covering the UGC Stock previously covered by the Registration Statement and use its commercially reasonable efforts to have such new registration statement declared effective as soon as possible and otherwise comply, as to such new registration statement, with the obligations hereunder as if such new registration statement is the Registration Statement.

(b)           LMINT’s Obligations.  Promptly following a written request by UGC, LMINT will deliver a written notice to UGC containing any information required under the Securities Act or the regulations promulgated by the Commission and requested by UGC and necessary to enable the Registration Statement or any amendment or supplement thereto to include the information required regarding LMINT and the intended distribution of the UGC Stock (a “Notice and Questionnaire”).

(c)           Permitted Interruption.  Notwithstanding any provision of this Agreement, under the circumstances and subject to the terms and conditions specified in Section 3.1(a) of the Registration Rights Agreement, UGC may require LMINT to suspend the offering of UGC Stock pursuant to the Registration Statement provided that the Registration Statement has been effective for at least 60 days.

Section 2.6             Registration Expenses.  In connection with any registration with the Commission pursuant to this Agreement, UGC must pay all expenses incurred in connection with such registration on the terms and conditions specified in Section 3.2 of the Registration Rights Agreement.

Section 2.7             Indemnification Relating to Registration.  The Parties’ indemnification obligations relating to the matters addressed in Section 2.5 will be governed by the provisions of Article IV of the Registration Rights Agreement, and not by Sections 7.2 and 7.3 hereof.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.1             LMINT’s Representations and Warranties.  LMINT represents and warrants to UGC that the statements contained in this Section 3.1 are correct and complete as of the date of this Agreement and will be correct and complete as of the Exchange Closing Date as though made then:

(a)           Organization.  It (i) is duly organized, validly existing, and in good standing under the Laws of the State of Delaware and (ii) has all requisite limited liability company power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.

(b)           Power and Authority.  (i) It has all requisite limited liability company power and authority to enter into and perform its obligations under this Agreement and each other Transaction Document to be executed and delivered by it pursuant to this Agreement; and (ii) the execution, delivery and performance by it of this Agreement and each other Transaction Document to which it is or will be a party have been duly authorized by all requisite limited liability company action, and at the Exchange Closing, subject to the satisfaction of the conditions set forth in this Agreement, the performance by it of its obligations under this Agreement and each other Transaction Document to which it is or will be a party will have been duly authorized by all requisite limited liability company action.

(c)           Validity.  This Agreement has been, and each of the other Transaction Documents to be executed and delivered by it has been (or, if to be delivered at the Exchange Closing, will be at or prior to the Exchange Closing) duly executed and delivered by it, and assuming the due execution and delivery by each other party hereto and thereto, this Agreement constitutes, and when executed and delivered by it pursuant to this Agreement, each other Transaction Document to be executed and delivered by it will constitute, the legal, valid, and binding obligation of it, enforceable in accordance with its terms, except as such enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium, or similar Laws affecting creditors’ rights generally.

(d)           Consents.  Except for any required notices, Filings, consents, approvals, or waivers that have been obtained or made or, in the case of filings with the Commission, filings that will be made when required, and except for those set forth in Section 3.1(d) of its Disclosure Schedule (collectively, the “Required LMINT Consents”), no consent, approval, or waiver of, notice to, or Filing with, any other Person is required on behalf of it in connection with the execution, delivery, or performance by it of this Agreement or any of the other Transaction Documents to be executed and delivered by it, or the consummation of the transactions contemplated hereby and thereby.

(e)           No Conflicts.  The execution and delivery by it of this Agreement and the other Transaction Documents to be executed and delivered by it do not, and the performance by it of its obligations under this Agreement and the other Transaction Documents to be executed and delivered by it and the consummation of the transactions contemplated hereby and thereby will not, (i) violate or conflict with any provision of its Governing Documents; (ii) assuming in respect of the performance by it of its obligations under this Agreement and such other Transaction Documents and the consummation of the transactions contemplated hereby and thereby that the Required LMINT Consents of Governmental Authorities are given, made or obtained, violate any of the terms, conditions, or provisions of any Law in effect on the date of this Agreement or on the Exchange Closing Date or any License in each case to which it is subject or by which it or any of its assets is bound, except that no representation is made with respect to any Law of any jurisdiction in which it does not, directly or through a Subsidiary, own assets or engage in business; (iii) assuming in respect of the performance by it of its obligations under this Agreement and such other Transaction Documents and the consummation of the transactions contemplated hereby and thereby that the Required LMINT Consents are given, made and obtained, result in a violation or breach of, or (with or without the giving of notice or lapse of time or both) constitute a default (or give rise to any right of termination, cancellation, acceleration, repurchase, prepayment, repayment, or increased payments) under, or give rise to or accelerate any obligation (including any obligation to, or to offer to, repurchase, prepay, repay, or make increased payments), or result in the loss or modification of any benefit under, or pursuant to, any Contract to which it is a party or by which it or any of its assets is bound; or (iv) result in a Lien or Restriction on the Liberty Chile Stock, other than any imposed by or with the consent of UGC or any of its Subsidiaries.

(f)            Brokers’ and Finders’ Fees.  No broker, finder, investment banker, or similar intermediary has been retained by, or is authorized to act on behalf of, LMINT, Liberty Chile, any of their respective Subsidiaries or any of their respective officers or directors who will be entitled to any fee or commission in connection with this Agreement or any other Transaction Document or upon consummation of the transactions contemplated hereby or thereby and which fee or commission could reasonably be expected to be or become a liability of UGC or any of its Controlled Affiliates or Liberty Chile or any of its Subsidiaries.

(g)           Information.  It has been given full access to, and ample opportunity to review, such financial and other information related to UGC as it has deemed necessary to make an informed decision to invest in the UGC Stock.

(h)           Ownership of Liberty Chile Stock.  For all purposes other than U.S. federal income Tax purposes, it is the owner of all of the shares of Liberty Chile Stock, free and clear of all Liens and Restrictions, except transfer Restrictions imposed by applicable securities Laws, Restrictions on all shares of Liberty Chile Stock imposed by the articles of incorporation of Liberty Chile and Liens and Restrictions imposed by or with the consent of UGC or any of its Subsidiaries.  There are no voting trusts, proxies, powers of attorney, or other agreements or understandings with respect to the voting of the Liberty Chile Stock.  For U.S. federal income Tax purposes Liberty Media International, Inc., a Delaware corporation which is the sole member of LMINT, is the owner of the Liberty Chile Stock.

(i)            Interested Party Transactions.  Other than transactions required or permitted by this Agreement, the VTR/MI Transaction Documents or the other Transaction Documents, Section 3.1(i) of its Disclosure Schedule lists all Contracts between Liberty Chile or any of its Subsidiaries, on the one hand, and, on the other hand, (i) LMINT or any of its Affiliates or (ii) any director, officer, or employee of LMINT or any of its Affiliates, in each case that has not yet been fully performed.

(j)            Legal Proceedings.  There is no Legal Proceeding pending or, to LMINT’s knowledge threatened, against or affecting LMINT or any of its Affiliates that, if determined adversely to LMINT or such Affiliate, insofar as LMINT can reasonably foresee, is reasonably likely to have a Liberty Chile Material Adverse Effect or prohibit or make illegal the Exchange.

(k)           Investment Intent.  It understands that the UGC Stock has not been registered under the Securities Act or registered or qualified under any U.S. state securities Laws, and is being offered and sold to LMINT or the LMINT Designee in reliance upon federal and state exemptions for transactions not involving any public offering.  It will acquire the UGC Stock solely for investment purposes, and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act, except for any offering registered under Section 2.5 or pursuant to an exemption from the registration requirements of securities Laws.

Section 3.2             UGC’s Representations and Warranties.  UGC represents and warrants to LMINT that the statements contained in this Section 3.2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Exchange Closing Date as though made then:

(a)           Organization.  It (i) is duly organized, validly existing, and in good standing under the Laws of the State of Delaware and (ii) has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.

(b)           Power and Authority.  (i) It has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and each other Transaction Document to be executed and delivered by it pursuant to this Agreement; and (ii) the execution, delivery and performance by it of this Agreement and each other Transaction Document to which it is or will be a party have been duly authorized by all requisite corporate action (including approval by the Related Party Transactions Committee), and at

the Exchange Closing, subject to the satisfaction of the conditions set forth in this Agreement, the performance by it of its obligations under this Agreement and each other Transaction Document to which it is or will be a party will have been duly authorized by all requisite corporate action.

(c)           Validity.  This Agreement has been, and each of the other Transaction Documents to be executed and delivered by it has been (or, if to be delivered at the Exchange Closing, will be at or prior to the Exchange Closing) duly executed and delivered by it, and assuming the due execution and delivery by each other party hereto and thereto, this Agreement constitutes, and when executed and delivered by it pursuant to this Agreement, each other Transaction Document to be executed and delivered by it will constitute, the legal, valid, and binding obligation of it, enforceable in accordance with its terms, except as such enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium, or similar Laws affecting creditors’ rights generally.

(d)           Consents.  Except for any required notices, Filings, consents, approvals, or waivers that have been obtained or made, notices and Filings to be made with, and consents, approvals and waivers to be obtained from, the Commission in connection with the provisions of Section 2.5 that will be made or obtained when required (the “Required UGC Consents”), no consent, approval, or waiver of, notice to, or Filing with, any other Person is required on behalf of it in connection with the execution, delivery, or performance by it of this Agreement or any of the other Transaction Documents to be executed and delivered by it, or the consummation of the transactions contemplated hereby and thereby.

(e)           No Conflicts.  The execution and delivery by it of this Agreement and the other Transaction Documents to be executed and delivered by it do not, and the performance by it of its obligations under this Agreement and the other Transaction Documents to be executed and delivered by it and the consummation of the transactions contemplated hereby and thereby will not, (i) violate or conflict with any provision of its Governing Documents; (ii) assuming in respect of the performance by it of its obligations under this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby that the Required UGC Consents of Governmental Authorities are given, made and obtained, violate any of the terms, conditions, or provisions of any Law in effect on the date of this Agreement or License in each case to which it is subject or by which it or any of its assets is bound, except that no representation is made with respect to any Law of any jurisdiction in which it does not, directly or through a Subsidiary, own assets or engage in business; or (iii) assuming in respect of the performance by it of its obligations under this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby that the Required UGC Consents are given, made and obtained, result in a violation or breach of, or (with or without the giving of notice or lapse of time or both) constitute a default (or give rise to any right of termination, cancellation, acceleration, repurchase, prepayment, repayment, or increased payments) under, or give rise to or accelerate any material obligation (including any obligation to, or offer to, repurchase, prepay, repay, or make increased payments), or result in the loss or modification of any material benefit under, or pursuant to, any Contract to which it is a party or by which it or any of its assets is bound; or (iv) result in a Lien or Restriction on the UGC Stock, other than any imposed by or with the consent of LMINT or any of its Affiliates.

(f)            Brokers’ and Finders’ Fees.  No broker, finder, investment banker, or similar intermediary has been retained by, or is authorized to act on behalf of, UGC, any of its Subsidiaries or any of their respective officers or directors who will be entitled to any fee or commission in connection with this Agreement or any other Transaction Document or upon consummation of the transactions contemplated hereby or thereby and which fee or commission could reasonably be expected to be or become a liability of LMINT or any of its Affiliates.

(g)           Information.  It has been given full access to, and ample opportunity to review, such financial and other information as it has deemed necessary to make an informed decision to invest in the Liberty Chile Stock.

(h)           Investment Intent.  It understands that the Liberty Chile Stock has not been registered under the Securities Act or registered or qualified under any U.S. state securities Laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering.  It will acquire the Liberty Chile Stock solely for its own account for investment purposes, and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(i)            UGC Stock.  When issued to LMINT at the Exchange Closing against receipt of the consideration therefor in accordance with this Agreement, the UGC Stock will be duly authorized, validly issued, fully paid and nonassessable, and will be free and clear of all Liens and Restrictions, except (i) Restrictions on transfer imposed by applicable securities Laws, (ii) Restrictions imposed by the Registration Rights Agreement, if any, (iii) Restrictions imposed on all shares of UGC Class A Stock by the certificate of incorporation of UGC and (iv) any Liens or Restrictions imposed by or with the consent of LMINT or any of its Affiliates.

(j)            Legal Proceedings.  There is no Legal Proceeding pending, or to UGC’s knowledge threatened, against or affecting UGC or any of its Subsidiaries that, if determined adversely to UGC or such Subsidiary, insofar as UGC can reasonably foresee, is reasonably likely to have a UGC Material Adverse Effect or prohibit or make illegal the Exchange.

(k)           Disclosure.  Since December 31, 2004 UGC has filed, and at all times prior to the earlier of the Exchange Closing and the consummation of the mergers contemplated by the Merger Agreement will file, with the Commission all reports, registration statements, proxy statements and other documents, including exhibits and in each case together with all amendments thereto, required to be filed by it with the Commission (all such reports, registration statements, proxy statements and other documents, including exhibits and in each case together with all amendments thereto, the “UGC Commission Filings”).  None of the UGC Commission Filings contained or will contain, as of their respective dates, any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, not misleading.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
REGARDING LIBERTY CHILE AND ITS SUBSIDIARIES

Assuming the consummation of the transactions contemplated by the VTR/MI Transaction Documents (other than the payment of the DPPOs), including the termination and liquidation of Cordillera Comunicaciones Holding Limitada and Cordillera Comunicaciones Limitada and the sale by Uno of its interests in Metrópolis and Proser and the credit underlying the Metrópolis/Uno Shareholder Debt to VTR, in accordance with the terms thereof, LMINT represents and warrants to UGC that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Exchange Closing Date as though made then.

Section 4.1             Organization, Good Standing, and Authority.  Each of Liberty Chile and its Subsidiaries (a) is a corporation or Chilean sociedad de responsabilidad limitada duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization, (b) has all requisite corporate or similar entity power and authority to own, lease, and operate its properties and to carry on its business as now being conducted, and (c) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or licensed and in good standing has not had and is not reasonably likely to have a Liberty Chile Material Adverse Effect.

Section 4.2             Capitalization.  The total authorized capital stock of Liberty Chile consists solely of 10,000 shares of common stock, par value $1.00 per share, of which 1,000 shares are issued and outstanding.  All of such issued and outstanding shares are duly authorized, validly issued, fully paid, and nonassessable.  Other than this Agreement, there are no other issued or outstanding shares of capital stock, subscriptions, options, warrants, puts, calls, trusts (voting or otherwise), rights, exchangeable or convertible securities, or other commitments or agreements of any nature relating to the capital stock or other securities or ownership interests of Liberty Chile or obligating Liberty Chile, at any time or upon the happening of any event, to issue, transfer, deliver, sell, repurchase, redeem, or otherwise acquire, or cause to be issued, transferred, delivered, sold, repurchased, redeemed, or otherwise acquired, any of its capital stock, other securities, or ownership interests or any phantom shares, phantom equity interests, or stock or equity appreciation rights, or other ownership interests of Liberty Chile or obligating Liberty Chile to grant, extend, or enter into any such subscription, option, warrant, put, call, trust, right, exchangeable or convertible security, commitment, or agreement.

Section 4.3             Consents; No Conflicts.

(a)           Consents.  Except for any required notices, Filings, consents, approvals, or waivers that have been obtained or made and those set forth in Section 4.3(a) of the LMINT Disclosure Schedule, no consent, approval, or waiver of, notice to, or Filing with, any other Person is required on behalf of Liberty Chile or any of its Subsidiaries in connection with the consummation of the transactions contemplated by the Transaction Documents.

(b)           No Conflicts.  The execution and delivery of this Agreement and the other Transaction Documents to be executed and delivered by it do not, and the consummation of the transactions contemplated hereby and thereby will not, (i) violate or conflict with any provision of the Governing Documents of Liberty Chile or any of its Subsidiaries; (ii) assuming in respect of the consummation of the transactions contemplated by this Agreement and the other Transaction Documents that the consents, approvals, Filings and notices to and of Governmental Authorities set forth in Section 4.3(a) of the LMINT Disclosure Schedule are given, made and obtained, violate any of the terms, conditions, or provisions of any Law in effect on the date of this Agreement or on the Exchange Closing Date or any License in each case to which Liberty Chile or any of its Subsidiaries is subject or by which Liberty Chile, any of its Subsidiaries, or any of their respective assets is bound, except that no representation is made with respect to any Law of any jurisdiction in which Liberty Chile or any of its Subsidiaries does not own assets or engage in business, (iii) assuming in respect of the consummation of the transactions contemplated by this Agreement and the other Transaction Documents that the consents, approvals, Filings and notices set forth in Section 4.3(a) of the LMINT Disclosure Schedule are given, made or obtained, result in a violation or breach of, or (with or without the giving of notice or lapse of time or both) constitute a default (or give rise to any right of termination, cancellation, acceleration, repurchase, prepayment, repayment, or increased payments) under, or give rise to or accelerate any obligation (including any obligation to, or offer to, repurchase, prepay, repay, or make increased payments), or result in the loss or modification of any benefit under, or pursuant to, any Contract to which Liberty Chile or any of its Subsidiaries is a party or by which Liberty Chile, any of its Subsidiaries, or any of their respective assets is bound, except that no representation is made under this Section 4.3(b) with respect to the VTR/MI Transaction Documents, or (iv) result in any Lien or Restriction on any of the assets of Liberty Chile or any of its Subsidiaries, other than Liens and Restrictions imposed by or with the consent of UGC or any of its Subsidiaries.

Section 4.4             Subsidiaries.

(a)           Liberty Chile does not own, directly or indirectly, any equity investment accounted for by the equity method.  Section 4.4(a) of the LMINT Disclosure Schedule sets forth: (i) the name and jurisdiction of organization of each direct and indirect Subsidiary of Liberty Chile, (ii) the percentage or number and kind of equity interests or securities that are authorized, and the percentage or number and kind of equity interests or securities that are issued and outstanding, including interests or securities convertible into or exchangeable or exercisable for any equity interest or security, in each Subsidiary owned directly or indirectly by Liberty Chile (each a “Liberty Chile Investment”), and (iii) all Contracts (other than the VTR/MI Transaction Documents and the Transaction Documents) to which Liberty Chile or any of its Subsidiaries are parties evidencing such equity interests or securities, pursuant to which such interests or securities are held, evidencing Restrictions affecting such interests or securities or entered into in connection with the acquisition of such interests or securities (unless all liabilities, obligations, and commitments thereunder have been performed in full and there are no remaining liabilities, obligations, or commitments (actual, contingent, or otherwise) thereunder), each as of the date of this Agreement (the “Liberty Chile Investment Agreements”).

(b)           All equity interests and securities in Subsidiaries of Liberty Chile are duly authorized, validly issued, fully paid, and nonassessable.  Liberty Chile or the applicable Subsidiary thereof has good and valid ownership to the Liberty Chile Investments, free and clear of all Liens (other than Permitted Liens) and Restrictions, other than any imposed by or with the consent of UGC or its Subsidiaries or by the Governing Documents of the Entity in which the Liberty Chile Investments are held and Restrictions on transfer imposed by applicable securities Laws.  Except as set forth in Section 4.4(b) of the LMINT Disclosure Schedule, there are no other issued or outstanding equity interests or securities of any Subsidiary of Liberty Chile, subscriptions, options, warrants, puts, calls, trusts (voting or otherwise), rights, exchangeable or convertible securities, or other commitments or agreements of any nature relating to the capital stock or other securities or ownership interests of any such Subsidiary or obligating any such Subsidiary, at any time or upon the happening of any event, to issue, transfer, deliver, sell, repurchase, redeem, or otherwise acquire, or cause to be issued, transferred, delivered, sold, repurchased, redeemed, or otherwise acquired, any capital stock or other securities or ownership interests of any such Subsidiary, or any phantom shares, phantom equity interests, or stock or equity appreciation rights, or other ownership interests of any such Subsidiary or obligating any such Subsidiary to grant, extend, or enter into any such subscription, option, warrant, put, call, trust, right, exchangeable or convertible security, commitment, or agreement.  Except as set forth in Section 4.4(b) of the LMINT Disclosure Schedule, neither Liberty Chile nor any of its Subsidiaries owns or has any right to acquire, directly or indirectly, any outstanding capital stock of, or other equity interests or securities in, any Entity, other than securities created or evidenced by the VTR/MI Transaction Documents.

(c)           True, correct, and complete copies of the Liberty Chile Investment Agreements have been provided to UGC.  Assuming the due execution and delivery by each of the other parties thereto, the Liberty Chile Investment Agreements constitute legal, valid, and binding obligations of Liberty Chile or the applicable Subsidiary that is a party to such Liberty Chile Investment Agreement.  There is no Legal Proceeding pending, or to LMINT’s knowledge, threatened in writing relating to any of such Liberty Chile Investments or Liberty Chile Investment Agreements.

(d)           Each Subsidiary of Liberty Chile (i) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own, lease, and operate its properties and to carry on its business as it is now being conducted, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased, or operated by it, or the nature of its activities make such qualification necessary, except where the failure to be so qualified or licensed and in good standing has not had and is not reasonably likely to have a Liberty Chile Material Adverse Effect.

Section 4.5             Condition; No Undisclosed Liabilities.

(a)           Except as permitted or required by this Agreement, the other Transaction Documents or the VTR/MI Transaction Documents, since the closing of the VTR/MI Transaction:

(i)            no event has occurred and no condition exists that, individually or together with other events and conditions, has had or, insofar as LMINT can reasonably foresee, is reasonably likely to have, a Liberty Chile Material Adverse Effect;

(ii)           other than holding the Liberty Chile Investments and engaging in the transactions contemplated by the Transaction Documents and the VTR/MI Transaction Documents, neither Liberty Chile nor any of its Subsidiaries has conducted any business;

(iii)          neither Liberty Chile nor any of its Subsidiaries has made any capital expenditures;

(iv)          neither Liberty Chile nor any of its Subsidiaries has (A) declared, approved, accrued, set aside, or paid any dividend or made any other distribution in respect of any shares of capital stock or other securities, or (B) repurchased, redeemed, or otherwise reacquired any shares of its capital stock or other securities; and

(v)           neither Liberty Chile nor any of its Subsidiaries has agreed or committed (in writing or otherwise) to take any of the actions referred to in clauses (ii) through (iv) above.

(b)           Except for liabilities and obligations under the VTR/MI Transaction Documents and the Contracts listed in Section 4.8(a) of the LMINT Disclosure Schedule to the extent that the existence of such liabilities is reasonably ascertainable solely by reference to such Contracts, neither Liberty Chile nor any of its Subsidiaries has any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, except for liabilities for Taxes that are not yet due and payable).

Section 4.6             Real Property.  Neither Liberty Chile nor any of its Subsidiaries owns or leases any real property or any interest in any real property, except for the interests in real property distributed to Uno in connection with the termination and liquidation of Cordillera Comunicaciones Limitada and Cordillera Comunicaciones Holding Limitada, as to which no representation is made.

Section 4.7             Assets.  (i) Except for their respective interests in the Liberty Chile Investments and their respective rights under the Liberty Chile Investment Agreements, the

VTR/MI Transaction Documents, the Contracts disclosed in Section 4.8(a) of the LMINT Disclosure Schedule and the real property interests referred to in Section 4.6, as to which no representation is made, neither Liberty Chile nor any of its Subsidiaries owns or uses any assets of any kind, and (ii) all assets owned or used by Liberty Chile or any of its Subsidiaries are free and clear of all Liens (other than Permitted Liens) and Restrictions, other than Liens and Restrictions imposed by or with the consent of UGC or any of its Subsidiaries.

Section 4.8             Contracts.

(a)           Except for this Agreement and the VTR/MI Transaction Documents and as disclosed in Section 4.8(a) of the LMINT Disclosure Schedule, there is no Contract or Judgment to which Liberty Chile or any of its Subsidiaries is a party or by which any of them or any of their respective assets is bound or subject.

(b)           (i) Except for the VTR/MI Transaction Documents, as to which no representation is made, all Contracts listed in Section 3.1(i), Section 4.8(a) and Section 4.10(a) of the LMINT Disclosure Schedule are valid, binding, and in full force and effect and are enforceable by Liberty Chile or its applicable Subsidiary in accordance with their respective terms, except as such enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium, or similar Laws affecting creditors’ rights generally; (ii) neither Uno nor any of its Affiliates has taken any action that, to LMINT’s knowledge, would cause the Equity DPP Obligation, Section 2.5 or 2.6 of the Purchase and Contribution Agreement or the CCC Waiver and Release to be unenforceable; (iii) Liberty Chile or its applicable Subsidiary has performed all material obligations required to be performed by it to date under such Contracts, and is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder and, to the knowledge of LMINT, no other party to any such Contract is (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder; and (iv) neither LMINT nor Liberty Chile has received any notice of the intention of any party to terminate any such Contract.

(c)           True, correct, and complete copies of all Contracts, including a written summary setting forth the material terms and conditions of each oral Contract, listed in Section 4.8(a) of the LMINT Disclosure Schedule have been provided to UGC.

Section 4.9             Employee Benefit Plans.

(a)           Neither Liberty Chile nor any of its Subsidiaries has ever had any direct or contingent liability with respect to any compensation, bonus, pension, profit sharing, deferred compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, employment, change-in-control, welfare, collective bargaining, severance, disability, death benefit, hospitalization, or medical plan, program, policy, or arrangement maintained or contributed to (or required to be contributed to) for the benefit of any current or former officer or director of Liberty Chile or any of its Subsidiaries.

(b)           (i) There are no pending or, to the knowledge of LMINT, threatened investigations, claims, or lawsuits in respect of any of the items listed in Section 4.9(a);

and (ii) no current or former officer or director of Liberty Chile or any of its Subsidiaries will become entitled to any payment, benefit, or right, or any increased and/or accelerated payment, benefit, or right, as a result of the execution of this Agreement or any other Transaction Document or the consummation of the transactions contemplated hereby or thereby.

Section 4.10           Employees.

(a)           Neither Liberty Chile nor any of its Subsidiaries has ever had any employees.  Section 4.10(a) of the LMINT Disclosure Schedule contains (i) a true, correct, and complete list of all Contracts of Liberty Chile or any of its Subsidiaries with any current officer, director, or consultant of Liberty Chile or any of its Subsidiaries (and true, correct, and complete copies of all such Contracts have been delivered to UGC), and (ii) a true, correct, and complete list of all Contracts of Liberty Chile or any of its Subsidiaries with any former officer, director or consultant that was in effect at any time within the two year period immediately preceding the date of this Agreement and has not been fully performed (and true, correct, and complete copies of all such Contracts have been delivered to UGC).

(b)           Neither UGC nor Liberty Chile or any of their respective Subsidiaries will be required to retain any Person as a consultant of Liberty Chile or the applicable Subsidiary from and after the Exchange Closing as a result of any Contract entered into or commitment made by Liberty Chile or any of its Subsidiaries.

(c)           (i) There are, and since the formation of Liberty Chile or its applicable Subsidiaries have been, no complaints or grievances that have been formally filed with Liberty Chile or any of its Subsidiaries or any Governmental Authority by any consultant of Liberty Chile or any of its Subsidiaries or former consultant of Liberty Chile or any of its Subsidiaries which are unsettled or unresolved; and (ii) to the knowledge of LMINT, no facts or circumstances exist that would reasonably be expected to result in a claim by any Governmental Authority against Liberty Chile or any of its Subsidiaries or any director or officer of Liberty Chile or any of its Subsidiaries in their capacity as a director or officer.

Section 4.11           Legal Compliance.  Liberty Chile and its Subsidiaries (a) are in compliance with, and since their respective dates of organization have complied with, the terms of their respective Licenses and all applicable Laws, and (b) no Legal Proceeding, claim, demand, or notice has been filed or commenced against Liberty Chile or any of its Subsidiaries alleging any failure to so comply.  Without limiting the generality of the preceding sentence, neither Liberty Chile, nor any of its Subsidiaries, nor any of their respective directors, officers, or agents, has made, offered to make, or directed others to make or offer or make, any payment, or has given, offered to give, or directed others to give or offer or give, anything of value, directly or indirectly, to any official or representative of any Governmental Authority or political party or political campaign, for the purpose of influencing a decision to secure or maintain business for any Person.

Section 4.12           Taxes.

(a)           All Tax Returns required to be filed by or on behalf of Liberty Chile or any of its Subsidiaries have been duly filed on a timely basis and such Tax Returns (including all attached statements and schedules) are true, correct, and complete.  All Taxes shown to be payable on such Tax Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by Liberty Chile or any of its Subsidiaries with respect to items or periods covered by such Tax Returns (whether or not shown on or reportable on such Tax Returns) or with respect to any Pre-Closing Period.  No claim has been made or threatened by any jurisdiction where Liberty Chile or any of its Subsidiaries does not file returns that Liberty Chile or any of its Subsidiaries is or may be subject to Taxes in that jurisdiction and there is no meritorious basis for such a claim.

(b)           Liberty Chile and each of its Subsidiaries have withheld and paid over all Taxes required to have been withheld and paid over (including any estimated Taxes), and have complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any creditor, independent contractor, or other third party.

(c)           Liberty Chile and each of its Subsidiaries have disclosed on their respective Tax Returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662 (or any corresponding provision of state, local or foreign law).

(d)           There are no Liens or Restrictions on any of the assets of Liberty Chile or any of its Subsidiaries with respect to Taxes, other than Liens for Taxes not yet due and payable.

(e)           Liberty Chile and certain of its Subsidiaries have been included in U.S. consolidated and State combined and unitary tax returns, which returns will be made available for review by UGC at the offices of Liberty Chile.  Liberty Chile and certain of its Subsidiaries are parties to a Tax sharing agreement among affiliated entities which will be terminated as to Liberty Chile and its Subsidiaries prior to the Exchange Closing.  Neither Liberty Chile nor any of its Subsidiaries have been made aware of any liability under U.S. Treasury Regulation Section 1.1502-6 or any analogous state, local or Chilean Law by reason of having been a member of any consolidated, combined or unitary group.

(f)            LMINT has made available to UGC true, correct, and complete copies of all Tax Returns of Uno for all periods since the formation thereof and all Tax audit reports, work papers, statements of deficiencies, closing or other agreements received by Uno or on its behalf relating to Taxes.

(g)           Neither Liberty Chile nor any of its Subsidiaries does business in or derives income from any state, local, territorial or foreign Taxing jurisdiction other than those for which Tax Returns have been furnished or made available to UGC.

(h)           No deficiencies exist or have been asserted (either formally or informally) or are expected to be asserted with respect to Taxes of Liberty Chile or any of its Subsidiaries, and no notice (either formally or informally) has been received by Liberty Chile or any of its Subsidiaries that it has not filed a Tax Return or paid Taxes required to be filed or paid by it.

(i)            Neither Liberty Chile nor any of its Subsidiaries is a party to any pending action or proceeding for assessment or collection of Taxes, nor has any such action or proceeding been asserted or threatened (either formally or informally) against Liberty Chile or any of its Subsidiaries or any of their respective assets.

(j)            No action has been taken that would have the effect of deferring any liability for Taxes for Liberty Chile or any of its Subsidiaries from any Pre-Closing Period to any Post-Closing Period.

(k)           There are no requests for rulings or subpoenas pending with respect to Taxes of Liberty Chile or any of its Subsidiaries.

(l)            Neither Liberty Chile nor any of its Subsidiaries has issued or assumed any indebtedness that is subject to Code Section 279(b).

(m)          No election has been made under Code Section 338 with respect to Liberty Chile or any of its Subsidiaries and no action has been taken that would result in any income Tax liability to Liberty Chile or any of its Subsidiaries as a result of a deemed election within the meaning of Code Section 338.

(n)           Neither Liberty Chile nor any of its Subsidiaries has agreed, or is required to make, any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise.

(o)           Neither Liberty Chile nor any of its Subsidiaries has participated in any international boycott as defined in Code Section 999.

(p)           There are no outstanding balances of deferred gain or loss accounts related to deferred intercompany transactions with respect to Liberty Chile or any of its Subsidiaries under U.S. Treasury Regulation Sections 1.1502-13 or 1.1502-14.

(q)           There is no excess loss account under U.S. Treasury Regulation Section 1.1502-19 with respect to the stock of Liberty Chile or any of its Subsidiaries.

(r)            Neither LMINT nor any member of the LMINT Group has made any election under U.S. Treasury Regulation Section 1.1502-20(g) (or any similar provision) with respect to the reattribution of net operating losses of Liberty Chile or any of its Subsidiaries.

(s)           Neither Liberty Chile nor any of its Subsidiaries other than Uno has or has ever had a permanent establishment in any foreign country.

(t)            Section 4.12(t) of the LMINT Disclosure Schedule sets forth accurate and complete information with respect to all Tax elections in effect with respect to Liberty Chile or any of its Subsidiaries determined as of the date of the most recently completed and filed Tax Return.  LMINT will provide to UGC, when reasonably determinable by LMINT, complete and accurate information with respect to (i) the amount of net operating losses, net capital losses, net unrealized built-in gain, net unrealized built-in losses, foreign Tax credits, minimum Tax credits, investment Tax credits and other Tax credits of LMINT and its Affiliates allocable to Liberty Chile and its Subsidiaries under U.S. Treasury Regulation Sections 1.1502-21, 1.1502-22, 1.1502-79 and 1-1502.95 (separately stating any such amounts arising in years prior to the affiliation with LMINT and its Affiliates); (ii) the date such losses or credits will expire; (iii) the overall foreign loss of Liberty Chile and its Subsidiaries allocated to each separate Section 904(d) category; (iv) all applicable limitations under Code Sections 382, 383, 384 and any other provision of the Code or the federal consolidated return regulations with respect to each of such items (taking into account the apportionment of Code Section 382 limitations and the net unrealized built-in gain amounts under U.S. Treasury Regulation Section 1.1502-95); and (v) the U.S. federal income and Chilean Tax basis maintained by Liberty Chile in Uno.

(u)           Neither Liberty Chile nor any of its Subsidiaries has any current or potential liability for the Taxes of any other Person.

(v)           Other than Uno, Liberty Chile and its Subsidiaries are not subject to any joint venture, partnership, or other arrangement that is treated as a partnership (or other “pass-through” entity) for U.S. or other Tax purposes.  Uno has been treated as a partnership for U.S. federal income tax purposes since its inception.

Where appropriate in this Section 4.12, the singular will include the plural.

Section 4.13           Books and Records.  LMINT has made available to UGC true, correct, and complete copies of (a) Liberty Chile’s and its Subsidiaries’ respective Governing Documents, as amended to date, and (b) Liberty Chile’s and its Subsidiaries’ respective share ledgers, minute books and all other corporate books and records.  All such books and records are maintained in all material respects in accordance with applicable Law.

Section 4.14           Legal Proceedings.

(a)           There is no Legal Proceeding pending, or to LMINT’s knowledge, threatened in writing relating to Liberty Chile or any of its Subsidiaries.

(b)           Without limiting the generality of Section 4.14(a),

(i)            neither Liberty Chile nor any of its Subsidiaries has (A) applied for or consented to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its assets, (B) made a general assignment for the benefit of its creditors, (C) commenced a voluntary case under any applicable Law relating to bankruptcy or insolvency, (D) filed a petition seeking to take advantage of any other Law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (E) failed to controvert in a timely and appropriate manner, or acquiesced in writing to, any petition filed against it in an involuntary case under any applicable Law relating to bankruptcy or insolvency, or (F) taken any corporate action for the purpose of effecting any of the foregoing,

(ii)           no proceeding or case has been commenced, without the application or consent of Liberty Chile or any of its Subsidiaries, in any court of competent jurisdiction, seeking (A) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (B) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of Liberty Chile or any of its Subsidiaries or of all or any substantial part of their respective assets, or (C) similar relief in respect of Liberty Chile or any of its Subsidiaries under any Law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and

(iii)          no Judgment for relief against Liberty Chile or any of its Subsidiaries has been entered in an involuntary case under any applicable Law relating to bankruptcy or insolvency.

Section 4.15           Powers of Attorney.  Section 4.15 of the LMINT Disclosure Schedule sets forth a brief description of all outstanding powers of attorney granted by Liberty Chile or any its Subsidiaries, which description includes with respect to each power of attorney the identity of the grantor, the name of the grantee, the date of grant and the date of the relevant public deed, if applicable, the purpose and scope of the power, and the date of expiration, if any.

Section 4.16           Subsequent Information.  All written information furnished after the date hereof by LMINT to UGC in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby will be accurate in every material respect, or (in the case of projections) based on good faith estimates, on the date as of which such information is stated or certified.

ARTICLE V
COVENANTS

Section 5.1             General.  Subject to the terms and conditions of this Agreement and applicable Law, from the date of this Agreement to the earlier of the Exchange Closing and the consummation of the mergers contemplated by the Merger Agreement, each Party must (a) cooperate with the other Party and (b) use its commercially reasonable efforts to (i) cause the conditions to its obligations to close to be satisfied, but not waived, and (ii) take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper, or advisable to effect, consummate, confirm, or evidence the transactions contemplated by this Agreement and the other Transaction Documents, including cooperating in good faith to cause the conditions to its obligations to close to be satisfied, but not waived.

Section 5.2             Publicity.  No Party will make any public announcement or issue any press release with respect to this Agreement, the other Transaction Documents, or the transactions contemplated hereby and thereby except as may be mutually agreed to in writing by the Parties; provided, however, that notwithstanding the foregoing, each Party will be permitted, upon prior written notice to the other Party, to make such disclosures as their respective counsel deem necessary or advisable to maintain compliance with, or to prevent violation of, applicable securities or other Laws, or stock exchange or stock association rules.  Except to the extent deemed necessary or advisable by counsel to maintain compliance with, or to prevent violation of, applicable securities or other Laws or stock exchange or stock association rules, each Party must keep the provisions of this Agreement and the other Transaction Documents confidential and will disclose their contents only to those lenders, investors, partners, shareholders, directors, officers, employees, and agents who need to know such information for purposes of the businesses of the Parties and the transactions contemplated hereby.  Notwithstanding any provision of this Agreement to the contrary, disclosure of this Agreement and the transactions contemplated hereby will be permitted in the Commission filings made in connection with the transactions contemplated by the Merger Agreement.

Section 5.3             Expenses.  Whether or not the Exchange Closing takes place, except as otherwise specifically provided herein, all costs and expenses incurred in connection with this Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby must be paid by the Party incurring such expense.

Section 5.4             Notification.  From the date of this Agreement until the earlier of the Exchange Closing and the consummation of the mergers contemplated by the Merger Agreement, each Party must promptly notify the other Party in writing of any event, condition, fact, or circumstance (a) that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a breach of any of its representations or warranties in this Agreement; (b) that occurs, arises, or exists after the date of this Agreement and that would cause or constitute a breach of any of its representations or warranties in this Agreement if such representation or warranty had been made as of the time of the occurrence, existence, or discovery of such event, condition, fact, or circumstance; or (c) that would reasonably be expected to (i) cause or constitute a breach of any of its covenants or obligations, (ii) in the case of UGC, cause or constitute a UGC Material Adverse Effect and in the case of LMINT, cause or constitute a Liberty Chile Material Adverse Effect, or (iii) make the consummation of the Exchange impossible or unlikely.  No disclosure by a Party pursuant to this Section 5.4 will be deemed to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

Section 5.5             Pre-Closing Covenants Regarding Liberty Chile.  Except as expressly permitted or required by the terms of this Agreement, except as required by applicable Law, and except for matters set forth in Section 5.5 of the LMINT Disclosure Schedule, from the date of this Agreement until the earlier of the Exchange Closing and the consummation of the mergers contemplated by the Merger Agreement, LMINT must cause Liberty Chile and each of its

Subsidiaries to (1) comply with all applicable Laws and (2) use commercially reasonable best efforts to maintain in full force and effect all of its Contracts, to keep available the services of its current officers and agents, and to diligently preserve its relationships with licensors, licensees, creditors, and agents.  Except as expressly permitted or required by the terms of the VTR/MI Transaction Documents or the Transaction Documents, except as required by applicable Law and except for matters set forth in Section 5.5 of the LMINT Disclosure Schedule, from the date of this Agreement until the earlier of the Exchange Closing and the consummation of the mergers contemplated by the Merger Agreement, LMINT must cause Uno to comply with its obligations under the VTR/MI Transaction Documents and must cause each of Liberty Chile and the Subsidiaries of Liberty Chile not to do any of the following without the prior written consent of UGC, which consent may not be unreasonably withheld:

(a)           amend any of its Governing Documents;

(b)           declare, approve, or pay any dividend or make any other distribution to its stockholders (other than a dividend, distribution or assignment of all or any part of the Uno Debt DPPO or the proceeds of any payment with respect to all or part of the Uno Debt DPPO) whether or not upon or in respect of any shares of its capital stock, or redeem, purchase, or otherwise acquire any of its capital stock;

(c)           issue any capital stock or any option, warrant, or right relating thereto or any securities convertible into or exchangeable for any shares of capital stock;

(d)           make any payments of any kind except in the Ordinary Course of Business;

(e)           enter into, amend, accelerate, terminate, make any modification to, or cancel any Contract, lease, or License to which Liberty Chile or any of its Subsidiaries is a party or by which any of their respective assets are bound, including any Liberty Chile Investment Agreement;

(f)            incur or assume any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness;

(g)           permit, allow, or suffer any of its assets to become subjected to any Lien (other than Permitted Liens) of any nature whatsoever, or transfer, assign, or grant any license or sublicense of any rights under or with respect to any asset;

(h)           pay, loan, or advance any amount to, or sell, transfer (other than a dividend, distribution or assignment of all or any part of the Uno Debt DPPO or the proceeds of any payment of all or part of the Uno Debt DPPO), or lease any of its assets to, or enter into any agreement or arrangement with, any Person, including any of its direct or indirect shareholders or any of their respective Affiliates, except in the Ordinary Course of Business;

(i)            make any change in any method of accounting or accounting practice or policy other than those required by GAAP or generally accepted accounting principles in Chile or make any material Tax election of any kind (including an election that would alter the status of Uno as a partnership for U.S. federal income tax purposes);

(j)            acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association, or other business organization or division thereof or otherwise acquire any assets;

(k)           make or incur any capital expenditure;

(l)            sell, lease, license, or otherwise dispose of any of its assets except in the Ordinary Course of Business (other than a dividend, distribution or assignment of all or any part of the Uno Debt DPPO or the proceeds of any payment of all or part of the Uno Debt DPPO);

(m)          form any subsidiary or acquire the equity of any Entity;

(n)           commence or settle any Legal Proceeding;

(o)           enter into any transaction or take any other action that would cause (i) any representation or warranty that is made by it in this Agreement and qualified as to materiality to be untrue in any respect if then made or (ii) any representation or warranty that is made by it in this Agreement and not qualified as to materiality, to be untrue in any material respect if then made; and

(p)           agree, commit, or offer (in writing or otherwise) to take any of the actions described in clauses (a) through (o) of this Section 5.5.

Section 5.6             Taxes on Equity DPP Obligation.  In connection with the issuance by VTR of the Equity DPP Obligation to Uno pursuant to the Purchase and Contribution Agreement, UGC must pay any U.S. federal income taxes recognized by LMI under Section 304 of the Code that arise due to VTR having current or accumulated earnings and profits for U.S. federal income tax purposes.  UGC also must pay all stamp, transfer and registration Taxes and fees (collectively, “Transfer Taxes”), if any, imposed solely as a result of the Exchange.

Section 5.7             Tax Matters.

(a)        Pre-Closing Matters.  LMINT will cause any Tax-sharing agreements, Tax indemnity agreements, Tax allocation agreements, or similar agreements with respect to Liberty Chile or any of its Subsidiaries, and any power of attorney with respect to Tax matters of Liberty Chile or any of its Subsidiaries, to be terminated from and after the Exchange Closing Date.

(b)        Characterization of Exchange.  LMINT and UGC agree to characterize and report the Exchange as a transfer of property pursuant to Code section 351 unless both Parties agree to an alternative characterization.

(c)        Allocation of Taxes for Pre-Closing and Post-Closing Periods.

(i)            LMINT must promptly pay any and all Taxes of Liberty Chile or its Subsidiaries allocable to any Pre-Closing Period or portion thereof, whether such Taxes are due before or after the Exchange Closing, and all Taxes specifically attributable to Liberty Chile or any of its Subsidiaries ceasing to be a member of LMI’s consolidated group.  Subject to the provisions below, the Taxes allocable to a Pre-Closing Period will be determined on the accrual accounting method and on the basis of a closing of the books of Liberty Chile and its Subsidiaries as of the end of the Exchange Closing Date.  For the avoidance of doubt, any Taxes attributable to any “dual consolidated losses” (as defined in U.S. Treasury Regulation Section 1.1503-2(c)(5)) that have been or that are incurred by Liberty Chile or any of its Subsidiaries or by Cordillera Comunicaciones Holding Limitada or Cordillera Comunicaciones Limitada during the Pre-Closing Period (excluding any dual consolidated losses that may be incurred by Uno as a result of VTR’s issuance of the Equity DPP Obligation to Uno pursuant to the Purchase and Contribution Agreement) shall be the obligation of LMINT.  UGC must promptly pay or cause to be paid any and all Taxes of Liberty Chile or its Subsidiaries allocable to any Post-Closing Period or portion thereof.

(ii)           With respect to transactions on the Exchange Closing Date but after the Exchange Closing, UGC must cause Liberty Chile and its Subsidiaries to engage only in transactions that are in the Ordinary Course of Business (and for this purpose dividend or redemption transactions will not be considered to be transactions in the Ordinary Course of Business).

(iii)          Neither LMINT nor any member of the LMINT Group will make any election under U.S. Treasury Regulation Section 1.1502-20(g) (or any similar provision) with respect to the reattribution of net operating losses of Liberty Chile or any of its Subsidiaries.

(iv)          For U.S. federal and state income tax purposes, LMINT must include all income of Liberty Chile and its Subsidiaries for all Pre-Closing Periods in the consolidated U.S. federal income tax returns of LMINT’s consolidated group and any state consolidated, unitary or combined income Tax Return that includes Liberty Chile and must pay any Taxes attributable to such income.  Any position on such Tax Returns that relates to Liberty Chile or any of its Subsidiaries must comply with the Tax Return Preparation Standard.

(v)           If, for any Post-Closing Period, Liberty Chile or any of its Subsidiaries earns any credit or recognizes any loss that cannot be applied against its Tax liability or the Tax liability of another member of UGC’s consolidated group for such period, and is permitted by Law to carryback such credit or loss to a period ending on or prior to the Exchange Closing Date and used therein, then LMINT in its sole discretion will decide whether such loss or credit will be carried back to the period ending on or before the Exchange Closing Date and LMINT will pay to UGC 100% of such amount, if such amount is allowed as a credit against Tax, and the maximum applicable corporate tax rate applied to such amount, if such amount is allowed as a loss or deduction.

(d)           Section 338 Election.  UGC must not make any election or deemed election under Code Section 338 (or any similar provisions of U.S. State law or the law of any other Taxing jurisdiction) with respect to Liberty Chile or any of its Subsidiaries in connection with the purchase of the Liberty Chile Stock or any of the other transactions contemplated by this Agreement or the other Transaction Documents.

(e)           Preparation and Filing of Tax Returns.

(i)            LMINT (A) must prepare and timely file all Tax Returns for Liberty Chile and its Subsidiaries with respect to any Pre-Closing Period that are to be filed after the date hereof and before the Exchange Closing Date, and (B) must timely pay all Taxes due on those Tax Returns.  If any amount shown as due on any of such Tax Returns is the obligation of UGC, UGC must pay such amount to LMINT at least five Business Days prior to the filing of such Tax Returns.

(ii)           LMINT (A) must prepare and timely file all U.S. federal consolidated income Tax Returns and all state consolidated, unitary or combined income Tax Returns that include Liberty Chile or any of its Subsidiaries with respect to any Pre-Closing Period, and (B) must timely pay all Taxes shown as due on those Tax Returns.  If any amount shown as due on any of such Tax Returns is the obligation of UGC, UGC must pay such amount to LMINT at least five Business Days prior to the filing of such Tax Returns.

(iii)          The Tax Returns described in Section 5.7(e)(i) and Section 5.7(e)(ii) must be prepared in accordance with the Tax Return Preparation Standard insofar as such Tax Returns relate to Liberty Chile or any of its Subsidiaries.  LMINT must provide UGC with a copy of each such Tax Return (and supporting schedules) in the form proposed to be filed by LMINT (a “Proposed Tax Return”) at least 30 days in advance of the due date for such Tax Return.  UGC and its authorized representatives will have the right to review and comment on the Proposed Tax Return and LMINT must consider any changes reasonably requested by UGC.

(iv)          Neither LMINT nor any of its Affiliates will file any amended Tax Return or claim for Tax refund with respect to Liberty Chile or any of its Subsidiaries with respect to any Pre-Closing Period, without the consent of UGC, if the requested adjustment would increase the Tax liability of UGC for any period unless LMINT or such Affiliate, as applicable, agrees to indemnify UGC for the full cost of such increased Tax liability of UGC.

(v)           Except for state and U.S. federal income Tax Returns described in Section 5.7(e)(i) and Section 5.7(e)(ii), UGC must, or must cause Liberty Chile to, prepare and timely file all Tax Returns with respect to Liberty Chile or any of its Subsidiaries that are to be filed after the Exchange Closing Date.  LMINT must pay to UGC or Liberty Chile, as applicable, any amounts shown as due on those Tax Returns that are the obligation of LMINT at least five Business Days prior to the filing of the applicable Tax Return.  UGC must, or must cause Liberty Chile to, pay any amount shown as due on such Returns that is not to be paid by LMINT as provided above.

(vi)          LMINT and UGC agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance (including access to books, records and accounting work papers) relating to Liberty Chile and its Subsidiaries as is reasonably necessary for the preparation of any Tax Return, claim for refund or Tax audit, or the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment.

(f)               Tax Controversies.

(i)            Notification of Proceedings.  If either Party receives written notice of any Tax matter with respect to the Exchange or the DPP Obligation that is likely to affect the other Party or its Subsidiaries, the Party receiving such written notice must promptly (and in any event within seven calendar days) notify the other Party; provided, however, that the failure of any Party to so notify the other Party will not impair such Party’s rights under this Agreement or release, in whole or in part, the other Party from its obligations under this Agreement, except to the extent (and solely to the extent) that the first Party’s failure or delay to so notify has materially damaged the other Party in respect of such Tax matter.

(ii)           Cooperation.  After the Exchange Closing, LMINT and UGC must use their commercially reasonable efforts to cooperate with each other and with each other’s agents, including accounting firms and legal counsel, in connection with the preparation or audit of any Tax Return, refund claim or Tax controversy matter with respect to the Exchange.  Such cooperation must include making available any information, records and documents in their possession or under their control that is relevant to the preparation or audit of any Tax Return, refund claim or Tax controversy matter with respect to the Exchange.  Any information provided or obtained under this Section 5.7(f)(ii) must be kept confidential, except as may otherwise be necessary in connection with the filing of a Tax Return, refund claims, Tax audits, Tax claims or Tax litigation or as required by Law.

(g)           Record Retention.  LMINT and UGC must retain and provide to each other upon reasonable request any records or other information (including accounting work papers) that are in their possession or readily obtainable and that may be relevant to any Tax matter with respect to Liberty Chile or any of its Subsidiaries or any examination, proceeding, or determination with respect thereto.  Without limiting the generality of the foregoing, LMINT and UGC must retain, until the applicable statutes of limitations (including any extensions) plus 90 days have expired, copies of all Tax Returns, supporting work papers, and other records or information that may be relevant to any Tax Returns of Liberty Chile or any of its Subsidiaries and must not destroy or otherwise dispose of any such records without first providing the other Party with a reasonable opportunity to review and copy the same.

Section 5.8             Further Assurances.  From time to time, as and when requested by a Party, the other Party must execute and deliver, or cause to be executed and delivered, all such documents and instruments, and must take, or cause to be taken, all such further or other actions, as the requesting Party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement, including executing and delivering such assignments, consents, and other instruments the requesting Party may reasonably request as necessary or desirable for such purpose.

Section 5.9             Deliveries at Signing.  On the date hereof:

(a)           UGC Secretary or Assistant Secretary Certificate.  UGC will deliver to LMINT a certificate of the Secretary or an Assistant Secretary of UGC, dated the date hereof, in form and substance reasonably satisfactory to LMINT, as to (i) the resolutions of the board of directors (or a duly authorized committee thereof) of UGC authorizing the execution, delivery, and performance of this Agreement and the transactions contemplated hereby and (ii) the incumbency and signatures of the officers of UGC executing this Agreement and the other Transaction Documents.

(b)           LMINT Secretary or Assistant Secretary Certificate.  LMINT will deliver to UGC a certificate of the Secretary or an Assistant Secretary of LMINT, dated the date hereof, in form and substance reasonably satisfactory to UGC, as to (i) the resolutions of the board of directors (or a duly authorized committee thereof) of LMINT authorizing the execution, delivery, and performance of this Agreement and the transactions contemplated hereby and (ii) the incumbency and signatures of the officers of LMINT executing this Agreement and the other Transaction Documents.

ARTICLE VI
CONDITIONS TO EXCHANGE CLOSING

Section 6.1             Conditions Precedent to the Obligations of Each Party to Close.  The respective obligation of each Party to consummate the transactions contemplated by this Agreement in connection with the Exchange Closing is subject to the satisfaction or the waiver by it of the following condition on or prior to the Exchange Closing Date:

(a)           Consents and Approvals.  One or more of LMINT, UGC, and Liberty Chile, as applicable, will have obtained all consents, approvals, and waivers of, given all notices to, and made all Filings with each Governmental Authority and other third parties identified on a Disclosure Schedule or otherwise required in connection with the consummation of the transactions contemplated hereby and by the other Transaction Documents, the failure of which to be obtained, given, or made would reasonably be expected to have a Liberty Chile Material Adverse Effect or a UGC Material Adverse Effect, and all such consents, approvals, waivers, notices, and Filings will be in full force and effect.

Section 6.2             Conditions Precedent to the Obligations of LMINT to Close.  The obligation of LMINT to consummate the transactions contemplated by this Agreement in connection with the Exchange Closing is subject to the satisfaction, or the waiver by LMINT, of each of the following conditions on or prior to the Exchange Closing Date:

(a)           Representations and Warranties True as of the Exchange Closing Date.  The representations and warranties of UGC set forth in Section 3.2 (“UGC’s Representations and Warranties”) that are qualified as to materiality or by terms such as “material,” “UGC Material Adverse Effect,” or “Material Adverse Effect” and the representations and warranties set forth in Section 3.2(i) (“UGC Stock”) will be true and correct in all respects, and those not so qualified (other than the representations and warranties set forth in Section 3.2(i)) will be true and correct in all material respects, on and as of the Exchange Closing Date with the same force and effect as though made on and as of the Exchange Closing Date, except to the extent such representations and warranties expressly relate to an earlier date other than the date of this Agreement (in which case, such representations and warranties that are qualified as to materiality or by terms such as “material,” “UGC Material Adverse Effect,” or “Material Adverse Effect” will be true and correct in all respects, and those not so qualified will be true and correct in all material respects, on and as of such earlier date).

(b)           Compliance with this Agreement.  In respect of the agreements and covenants contained in this Agreement and the other Transaction Documents that are required to be performed or complied with by UGC on or prior to the Exchange Closing Date and that are qualified as to materiality or by terms such as “material,” “UGC Material Adverse Effect,” or “Material Adverse Effect,” UGC will have performed and complied with such agreements and covenants in all respects, and in respect of those not so qualified, including the deliveries required by Section 2.4(b), UGC will have performed and complied with them in all material respects.

(c)           Absence of Injunction.  There will not be in effect any Law that prohibits, prevents or renders illegal the consummation of the Exchange.

Section 6.3          Conditions Precedent to the Obligations of UGC to Close.  The obligation of UGC to consummate the transactions contemplated by this Agreement in connection with the Exchange Closing is subject to the satisfaction, or the waiver by UGC, of the following conditions on or prior to the Exchange Closing Date:

(a)           Representations and Warranties True as of the Exchange Closing Date.  The representations and warranties of LMINT set forth in Section 3.1 (“LMINT’s Representations and Warranties”) and Article IV (“Representations and Warranties Regarding Liberty Chile and Its Subsidiaries”) that are qualified as to materiality or by terms such as “material,” “Liberty Chile Material Adverse Effect,” or “Material Adverse Effect” and the representations and warranties set forth in Section 3.1(h) (“Ownership of Liberty Chile Stock”) will be true and correct in all respects, and those not so qualified will be true and correct in all material respects, on and as of the Exchange Closing Date with the same force and effect as though made on and as of the Exchange Closing Date, except to the extent such representations and warranties expressly relate to an earlier date other than the date of this Agreement (in which case, such representations and warranties that are qualified as to materiality or by terms such as “material,” “Liberty Chile Material Adverse Effect,” or “Material Adverse Effect” will be true and correct in all respects, and those not so qualified will be true and correct in all material respects, on and as of such earlier date).

(b)           Compliance with this Agreement.  In respect of the agreements and covenants contained in this Agreement and the other Transaction Documents that are required to be performed or complied with by LMINT on or prior to the Exchange Closing Date and that are qualified as to materiality or by terms such as “material,” “Liberty Chile Material Adverse Effect,” or “Material Adverse Effect,” LMINT will have performed and complied with such agreements and covenants in all respects, and in respect of those not so qualified, including the deliveries required by Section 2.4(a), LMINT will have performed and complied with them in all material respects.

(c)           Absence of Injunction.  There will not be in effect any Law that prohibits, prevents or renders illegal the consummation of the Exchange.

Section 6.4             Frustration of Closing Conditions.  Neither Party may rely on the failure of any condition set forth in this Article VI to be satisfied, and such failure will not excuse it from consummating the transactions contemplated by this Agreement in connection with the Exchange Closing, if such failure was caused by its failure to act in good faith or to use its commercially reasonable efforts to cause the condition to be satisfied on or prior to the Exchange Closing Date, as required by Section 5.1.

ARTICLE VII
INDEMNIFICATION

Section 7.1             Survival of Representations, Warranties, and Covenants.  All representations and warranties contained in this Agreement will survive the execution and delivery hereof and the Exchange Closing hereunder and continue in full force and effect for 18 months after the Exchange Closing Date, except that the representations and warranties contained in Section 3.1, Section 3.2. (other than Section 3.2(k), which will survive for a period of 18 months after the Exchange Closing Date) and Section 4.12 will survive the execution and delivery hereof and the Exchange Closing and continue in full force and effect until the expiration of the applicable statute of limitations.  The covenants and agreements made by each Party in this Agreement will survive the Exchange Closing without limitation (except if they expire or terminate pursuant to their terms).  Any representation, warranty, or covenant that is the subject of a claim or dispute asserted in writing prior to the expiration of the applicable of the above-stated periods will survive with respect to such claim or dispute until the final resolution thereof.

Section 7.2             Indemnification by LMINT.  Subject to UGC (on its own behalf or on behalf of any other UGC Indemnified Party) making a written claim for indemnification against LMINT by giving notice pursuant to Section 9.6 within the survival period (if there is an applicable survival period pursuant to Section 7.1), LMINT must indemnify and hold UGC, and its directors, officers, employees, Affiliates, successors, and assigns (collectively, “UGC Indemnified Parties,” and individually, a “UGC Indemnified Party”) harmless from and against any and all Losses any UGC Indemnified Party may suffer (including Losses a UGC Indemnified Party may suffer after the end of any applicable survival period) arising out of, in the nature of, incident or relating to, resulting from, or caused by:

(a)           any breach of any representation or warranty of LMINT contained in this Agreement or in any other Transaction Document delivered by or on behalf of LMINT pursuant to this Agreement;

(b)           any nonperformance or breach of any covenant or agreement of LMINT contained in this Agreement (other than Section 2.5, which is subject to the indemnification provisions of the Registration Rights Agreement); or

(c)           any claim asserted or threatened against any UGC Indemnified Party under or pursuant to or otherwise in connection with the Purchase and Contribution Agreement, including any claimed breach or nonperformance of any of the representations, warranties or covenants of Uno therein, except that LMINT’s indemnification obligation under this clause (c) will only apply to (I) any claim arising out of a breach by Uno of its representations and warranties made in Section 3.1 of the Purchase and Contribution Agreement, provided that the representations and warranties made in Sections 3.1(d), 3.1(e) and the second sentence of 3.1(g) thereof shall be deemed to have been made to Uno’s knowledge, and (II) the covenants and agreements made by Uno in Section 2.1(b), Article VI, Section 8.5 and Section 8.7 of the Purchase and Contribution Agreement to the extent such covenants and agreements are to be performed by Uno prior to the Exchange Closing (the “Excluded Uno Covenants”).

Section 7.3             Indemnification by UGC.  Subject to LMINT (on its own behalf or on behalf of any other LMINT Indemnified Party) making a written claim for indemnification against UGC by giving notice pursuant to Section 9.6 (which notice in the case of a claim pursuant to clause (i) or (ii) below must be given within the survival period (if there is an applicable survival period pursuant to Section 7.1)), UGC must indemnify and hold LMINT, and its directors, officers, employees, Affiliates, successors, and assigns (collectively, “LMINT Indemnified Parties,” and individually, an “LMINT Indemnified Party”) harmless from and against any and all Losses any LMINT Indemnified Party may suffer (including Losses a LMINT Indemnified Party may suffer after the end of any applicable survival period) arising out of, in the nature of, incident or relating to, resulting from, or caused by:

(i)            any breach of any representation or warranty of UGC contained in this Agreement or in any other Transaction Document delivered by or on behalf of UGC pursuant to this Agreement;

(ii)           any nonperformance or breach of any covenant or agreement of UGC contained in this Agreement (other than Section 2.5, which is subject to the indemnification provisions of the Registration Rights Agreement);

(iii)          any claim asserted or threatened against any LMINT Indemnified Party under or pursuant to or otherwise in connection with the Purchase and Contribution Agreement, including any claimed breach or nonperformance of any of the representations, warranties or covenants of Uno therein, except that UGC’s indemnification obligation under this clause (iv) will not apply to any claim arising out of a breach by Uno of its representations and warranties made in Section 3.1 of the Purchase and Contribution Agreement, provided that the representations and warranties made in Section 3.1(d), 3.1(e) and the second sentence of 3.1(g) thereof shall be deemed to have been made to Uno’s knowledge, and except that UGC’s indemnification obligation under this Section 7.3(iii) shall not extend to the Excluded Uno Covenants;

(iv)          any Taxes paid or payable by Uno (including any Taxes imposed on Metrópolis that are paid or payable by Uno) pursuant to Schedule C of the Purchase and Contribution

Agreement (excluding any Taxes payable by Uno under paragraph (a) under the heading “Transfer Taxes”); or

(v)           any Transfer Taxes paid or payable upon the creation, issuance or registration of the Uno Debt DPPO or in connection with any amendment or assignment to VTR of the Metrópolis/Uno Shareholder Debt.

Section 7.4             Defense of Action.

(a)           If any third party notifies any Party seeking indemnification under Section 7.2 or Section 7.3 (the “Indemnified Party”) with respect to any matter, claim, investigation, action, suit, charge, complaint, demand, or other proceeding, whether pending or threatened (other than any relating to a Tax matter, which will be governed by Section 5.7(f)) (an “Action”), that may give rise to a claim for indemnification under this Article VII, then the Indemnified Party must promptly give notice of the Action to the Party from which such indemnification is sought (the “Indemnifying Party”) pursuant to Section 9.6; provided, however, that the Indemnified Party’s failure to so notify the Indemnifying Party of any Action will not release the Indemnifying Party, in whole or in part, from its obligations under this Article VII, except to the extent (and solely to the extent) that the Indemnified Party’s failure to so notify actually prejudices the Indemnifying Party’s ability to defend against such Action.

(b)           The Indemnified Party may, at the sole expense and liability of the Indemnifying Party, exercise full control of the defense, compromise, or settlement of any such Action, unless, at any time within 20 days after the Indemnified Party has given notice to the Indemnifying Party of the Action, the Indemnifying Party (i) delivers a written confirmation to such Indemnified Party that the indemnification provisions of Section 7.2 or Section 7.3 (as applicable) are applicable to such Action and that, subject to the other provisions of this Article VII, the Indemnifying Party must indemnify such Indemnified Party in respect of such Action pursuant to the terms of Section 7.2 or Section 7.3 (as applicable), (ii) notifies such Indemnified Party in writing of the Indemnifying Party’s intention to assume the defense thereof and thereafter conducts the defense actively and diligently, and (iii) retains legal counsel reasonably satisfactory to such Indemnified Party to conduct the defense of such Action.  Notwithstanding anything to the contrary in the immediately preceding sentence, the Indemnifying Party will not have any right to assume the defense of such Action, if (1) such Action seeks an injunction or other equitable relief and not money damages only, or (2) the settlement or compromise of, or an adverse judgment with respect to, such Action is, in the good faith judgment of the Indemnified Party, likely to establish a precedent, custom or practice materially adverse to the continuing business interests or the reputation of the Indemnified Party.

(c)           The Indemnified Party and the Indemnifying Party must use their commercially reasonable best efforts to cooperate with the Party assuming the defense, compromise, or settlement of any such Action in accordance herewith in any manner that such Party reasonably may request.  If the Indemnifying Party so assumes the defense of any such Action, the Indemnified Party will have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel will be the expense of such Indemnified Party unless (i) the Indemnifying Party has specifically agreed to pay such fees and expenses or (ii) the Indemnified Party has been advised by its counsel that there may be one or more legal defenses from claims available to it that are different from or additional to those available to the Indemnifying Party or that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such Action (in either of which cases the Indemnifying Party will not have the right to direct the defense, compromise, or settlement of such Action on behalf of the Indemnified Party), and in any such case the reasonable fees and expenses of such separate counsel must be borne by the Indemnifying Party, it being understood and agreed, however, that the Indemnifying Party will not be liable for the fees and expenses of more than one separate firm of attorneys, plus the fees and expenses of one firm of Chilean counsel, at any time for the Indemnified Party together with its Affiliates, unless there is a conflict of interest between the Indemnified Party and an Affiliate thereof, in which case the Indemnifying Party will not be liable for the fees and expenses of more than an aggregate of two separate firms of attorneys, plus the fees and expenses of their separate Chilean counsel, at any time for the Indemnified Party and its Affiliates.  No Indemnified Party will settle or compromise or consent to entry of any judgment with respect to any such Action for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, unless the Indemnifying Party fails to assume control of such Action in the manner provided in Section 7.4(b).  The Indemnifying Party must not, without the written consent of the Indemnified Party, settle or compromise or consent to entry of any judgment with respect to any such Action (1) in which any relief other than the payment of money damages is or may be sought against any Indemnified Party, or (2) that does not include as an unconditional term thereof the giving by the claimant, party conducting such investigation, plaintiff or petitioner to such Indemnified Party of a release from all liability with respect to such Action.

(d)           Notwithstanding anything to the contrary in Section 7.4(a), Section 7.4(b), or Section 7.4(c), Section 5.7(f) will govern the rights and obligations of the Parties in respect of the Tax matters specified therein.

Section 7.5             Insurance Proceeds.  Notwithstanding anything to the contrary in the other provisions of this Article VII, the amount that any Indemnifying Party may be required to pay to an Indemnified Party pursuant to this Article VII will be reduced (retroactively, if necessary) by any insurance proceeds or refunds actually recovered by or on behalf of the applicable Indemnified Party in reduction of the related Losses (on an after-Tax basis).  If an Indemnified Party receives the payment required by this Article VII from the Indemnifying Party in respect of Losses and subsequently receives insurance proceeds in respect of such Losses, then the Indemnified Party must promptly repay to the Indemnifying Party a sum equal to the amount of such insurance proceeds or refunds actually received, net of costs and expenses and on an after-Tax basis, but not exceeding the amount paid by the Indemnifying Party to such Indemnified Party in respect of such Losses.  No representation, warranty, covenant, or agreement contained in this Agreement is for the benefit of any insurer.

Section 7.6             Exclusive Monetary Remedy; No Consequential Damages.  The Parties hereby acknowledge and agree that their sole and exclusive monetary remedy with respect to this Agreement and the transactions contemplated hereby, regardless of whether the relief demanded or sought is found in contract or tort, will be pursuant to the indemnification provisions set forth in this Article VII.  Notwithstanding anything in the immediately preceding sentence to the contrary, nothing in this Section 7.6 will limit in any way the availability of specific performance, injunctive relief, rescission, or other non-monetary remedies to which a Party may otherwise be entitled.  In no event will any Party be liable to any other Person for such other Person’s lost profits, loss of use, lost revenues, or other indirect, incidental, special, or consequential Losses.

Section 7.7             Tax Indemnification.  The amount of any payment under Section 7.2 or Section 7.3 for Losses arising out of a breach of any representation or warranty, or nonperformance or breach of any covenant, with respect to Taxes (a “Tax Indemnity Payment”) shall be (i) increased to take account of any additional Tax paid or payable (grossed up for such increase) by the Indemnified Party arising from receipt of the Tax Indemnity Payment (except to the extent such Tax Indemnity Payment is treated as an adjustment to the consideration delivered as part of the Exchange for Tax purposes), and (ii) reduced to take account of any Tax benefit realized (or realizable within a five year period) by the Indemnified Party arising from the incurrence or payment of any such Tax Indemnity Payment; provided, that (a) in computing the amount of any such additional Tax paid or payable, or the amount of any Tax benefit, the Indemnified Party will be deemed to be subject to the net effective U.S. federal, local or other income tax rate (based upon the highest applicable marginal rate) and (b) the amount of any additional Tax, or any Tax benefit, shall be calculated regardless of whether the item affects the Tax liability of the Indemnified Party in the year in question (i.e., as a result of the other losses, credits or offsets against Tax or limitations on declarations, etc.).

ARTICLE VIII
TERMINATION

Section 8.1             Termination.  Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Exchange and the other transactions contemplated by this Agreement abandoned at any time prior to the Exchange Closing, as follows:

(a)           The Parties may terminate this Agreement by mutual written consent at any time before the Exchange Closing;

(b)           This Agreement will terminate automatically without further action by any Person at such time as the mergers contemplated by the Merger Agreement are consummated; and

(c)           Either Party may terminate this Agreement by notice to the other if the Exchange Closing has not occurred on or before June 30, 2006, provided however that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to any Party whose action or failure to act has been the cause of or resulted in the failure of any condition to the Exchange Closing to be satisfied or constitutes a breach of this Agreement.

Section 8.2             Effect of Termination.  If this Agreement is terminated pursuant to Section 8.1, this Agreement will forthwith become wholly void and of no further force and effect and there will be no liability on the part of any of the Parties or their respective Affiliates, officers, or directors by reason hereof, except that (a) the provisions of Section 5.2 (“Publicity”); Section 5.3 (“Expenses”); Article VII (“Indemnification”), unless termination occurs pursuant to Section 8.1(b); Article VIII (“Termination”); and Article IX (“Miscellaneous”) will survive the termination of this Agreement, and (b) no termination of this Agreement pursuant to Section 8.1(a) or (c) will affect any obligation or liability of any Party for any breach by such Party or any of its Affiliates of any representation, warranty, covenant, or agreement made herein or in the other Transaction Documents that occurred prior to such termination.

ARTICLE IX
MISCELLANEOUS

Section 9.1             Entire Agreement.  This Agreement and the other Transaction Documents contain, and are intended as, a complete statement of all of the terms of the agreements between the Parties with respect to the matters provided for herein and therein, and, whether or not the Exchange Closing occurs, supersede and discharge any previous agreements and understandings between the Parties with respect to those matters.

Section 9.2             Governing Law.  This Agreement will be governed by and construed in accordance with the Laws of the State of Colorado, without giving effect to the conflicts of Laws principles thereof.

Section 9.3             Consent to Jurisdiction.  Each Party submits to the non-exclusive jurisdiction of any federal or state court located in the State of Colorado having subject matter jurisdiction in the event of any controversy, claim or dispute between the Parties that arises out of or relates to this Agreement, including any claim or controversy relating to the interpretation, breach, termination or invalidity of any provision hereof.  Each Party hereby irrevocably and unconditionally waives any objection to the laying of venue of any Legal Proceeding between the Parties that arises out of or relates to this Agreement or the transactions contemplated hereby in any such federal or state court located in the State of Colorado and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Legal Proceeding brought in any such court has been brought in an inconvenient forum.  Each Party must bear its own costs and expenses in connection with any such Legal Proceeding, unless such court determines otherwise.

Section 9.4             Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.4.

Section 9.5             Headings.  The article and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

Section 9.6             Notices.  All notices and other communications hereunder must be in writing and must be delivered personally, telecopied (if receipt of which is confirmed by the Person to whom sent), sent by internationally recognized overnight delivery service or mailed by registered or certified mail (return receipt requested) to the Parties at the following addresses (or to such other Person or address for a Party as specified by such Party by like notice) (notice will be deemed given and received upon receipt, if delivered personally, by overnight delivery service or by telecopy, or on the third Business Day following mailing, if mailed, except that notice of a change of address will not be deemed given and received until actually received):

(a)           If to LMINT, to it at:

12300 Liberty Boulevard
Englewood, Colorado 80112 U.S.A.
Attention: Elizabeth M. Markowski
Telephone: (720) 875-6209
Telecopier: (720) 875-5858

with a copy to:

Sherman & Howard L.L.C.
633 17th Street, Suite 3000
Denver, Colorado 80202 U.S.A.
Attention: Amy L. Hirter
Telephone: (303) 299-8102
Telecopier: (303) 298-0940

If to UGC, to it at:

4643 South Ulster Street, #1300
Denver, Colorado 80237 U.S.A.
Attention: General Counsel
Telephone: (303) 770-4001
Telecopier: (303) 220-3117

with a copy to:

Holme Roberts & Owen LLP
1700 Lincoln Street
Suite 4100
Denver, Colorado 80203 U.S.A.
Attention:	W. Dean Salter
Paul G. Thompson
Telephone: (303) 861-7000
Telecopier: (303) 861-0200

Section 9.7             Severability.  If at any time any covenant or provision contained herein is deemed in a final ruling of a court or other body of competent jurisdiction to be invalid or unenforceable, such covenant or provision will be considered divisible and such covenant or provision will be deemed immediately amended and reformed to include only such portion of such covenant or provision as such court or other body has held to be valid and enforceable; and the Parties agree that such covenant or provision, as so amended and reformed, will be valid and binding as though the invalid or unenforceable portion had not been included herein.

Section 9.8             Amendment; Waiver.  No provision of this Agreement may be amended or modified except by an instrument or instruments in writing signed by the Parties and designated as an amendment or modification.  No waiver by either Party of any provision of this Agreement will be valid unless in writing and signed by the Party making such waiver and designated as a waiver.  No failure or delay by any Party in exercising any right, power, or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof or the exercise of any other right, power, or remedy preclude any further exercise thereof or the exercise of any other right, power, or remedy.  No waiver of any provision hereof will be construed as a waiver of any other provision.

Section 9.9             Assignment and Binding Effect.  No Party may assign any of its rights or delegate any of its obligations under this Agreement without (a) the prior written consent of the other Party and (b) the complete assumption by the assignee of all of the obligations of the assignor under this Agreement; provided, however, that if the Parties agree that the Exchange will still qualify as a non-Taxable exchange under Section 351 of the Code and if each Party characterizes and reports the Exchange in accordance with Section 5.7(b), UGC will be entitled to assign to one of its Subsidiaries, to be designated by UGC, the right to acquire the Liberty Chile Stock, which assignment will not affect any of the obligations of UGC arising from this Agreement or any of the other Transaction Documents, and LMINT will be entitled to assign to one or more of its Affiliates the right to acquire the UGC Stock, which will not affect any of the obligations of LMINT arising from this Agreement or any of the other Transaction Documents.  All of the terms and provisions of this Agreement will be binding on, and will inure to the benefit of, the respective successors and permitted assigns of the Parties.

Section 9.10           No Benefit to Others.  Except as expressly set forth herein, the representations, warranties, covenants, and agreements contained in this Agreement are for the sole benefit of the Parties and their respective successors and permitted assigns, and they will not be construed as conferring and are not intended to confer any rights, remedies, obligations, or liabilities on any other Person, unless such Person is expressly stated to be entitled to any such right, remedy, obligation, or liability.

Section 9.11           Counterparts.  This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument.

Section 9.12           Interpretation.

(a)           As used herein, except as otherwise indicated herein or as the context may otherwise require: (i) the words “include,” “includes,” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import; (ii) the words “hereof,” “herein,” “hereunder,” and comparable terms refer to the entirety of this Agreement, including the Schedules hereto, and not to any particular article, section, or other subdivision hereof or Schedule hereto; (iii) any pronoun will include the corresponding masculine, feminine, and neuter forms; (iv) the singular includes the plural and vice versa; (v) references to any agreement or other document are to such agreement or document as amended and supplemented from time to time; (vi) references to any statute or regulation are to it as amended and supplemented from time to time, and to any corresponding provisions of successor statutes or regulations; (vii) except as otherwise expressly provided in this Agreement, references to “Article,” “Section,” “preamble,” “recital,” or another subdivision or to a “Schedule” are to an article, section, preamble, recital or subdivision hereof or “ Schedule” hereto; and (viii) references to any “Person” or “Entity” include such Person’s or Entity’s respective successors and permitted assigns.

(b)           In this Agreement, any reference to a Party’s “knowledge,” and comparable terms including “know,” “known,” “aware,” or “awareness,” means such Party’s current actual knowledge without investigation.

(c)           Any reference herein to a “day” or number of “days” (without the explicit qualification of “Business”) will be deemed to refer to a calendar day or number of calendar days.  If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice may be taken or given on the next succeeding Business Day.

(d)           Any financial or accounting terms that are not otherwise defined herein will have the meanings given thereto under GAAP.

Section 9.13           Rules of Construction.  The Parties agree that they have been represented by counsel during the negotiation, preparation, and execution of this Agreement and, therefore, irrevocably waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

UNITEDGLOBALCOM, INC.

By:	/s/ ELLEN P. SPANGLER
Ellen P. Spangler
Its:	Senior Vice President

LIBERTY MEDIA INTERNATIONAL HOLDINGS, LLC

By:	/s/ ELIZABETH M. MARKOWSKI
Elizabeth M. Markowski
Its:	Senior Vice President